EXHIBIT 6.24

American Land Title Association	Certified True and Correct Copy ________________________________ The Uptown Law Firm LLC	FINAL ALTA Settlement Statement - Borrower Adopted 05-01-2015

File No./Escrow No.: TAIREF261052422 Officer/Escrow Officer:	The Uptown Law Firm LLC 100 Rialto Place Suite 950 Melbourne, FL 32901 (864) 309-8868

Property Address:	565 MOUNTAINVIEW DRIVE COVINGTON, GA 30016 (NEWTON) (0047C00000067000)

Borrower:	TIRIOS PROPCO SERIES LLC – 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE LIMITED LIABILITY COMPANY 5900 Balcones Drive Suite 100 Austin, TX 78731

Lender:	HouseMax Funding, LLC 3711 S. MoPac Expy, Bldg 1, Suite 375, Austin, TX 78746

Settlement Date:	9/18/2026
Disbursement Date:	9/21/2026

Description	Borrower
	Debit	Credit
Payoffs
Net Payoff to Statebridge Company LLC	$139,580.46
Principal: $136,954.68
Demand Fee: $150.00
Release Fee: $310.00
Exit Fees: $570.63
Interest thru 9/30: $1,595.15
New Loans
Loan Amount		$171,500.00
Our origination charge $5,562.50	$5,562.50
Processing Fee to HouseMax Funding, LLC	$1,366.50
Funding Shield Fee to HouseMax Funding, LLC	$55.00
Flood Determination Fee to HouseMax Funding, LLC	$45.00
Document Custodian Fee to HouseMax Funding, LLC	$128.50
Due Diligence Fee to HouseMax Funding, LLC	$395.00
Prepaid Interest ( 32.3900 per day from 9/21/2026 to 10/1/2026 )	$323.90
Homeowner's Insurance Premium ( 12 mo.) to Steadily Insurance Agency, Inc	$1,304.16
Homeowner's Insurance per month for 12 mo.	$543.40
Property Taxes per month for 12 mo.	$2,917.72
Title Charges
Title - Lender's Title Insurance to Stewart Title Company	$638.00
Title - Owner's Title Insurance to Stewart Title Company	$922.00
Title - ALTA 8.1 Environmental Protection Lien 7-1-21 Endorsement(s) to Stewart Title Company
Title - ALTA 9.10-06 Restrictions, Encroachments, Minerals-Current Violations-Loan Polic Endorsement(s) to Stewart Title Company
Title - STG Standard Arbitration Loan Endorsement(s) to Stewart Title Company
Title - ALTA 22-06 Location 6-17-06 Endorsement(s) to Stewart Title Company
Title - ALTA 27 Usury GA Modified 07-01-21 Endorsement(s) to Stewart Title Company
Title - ALTA 37-06 Assignment of Rents or Leases 12-3-12 Endorsement(s) to Stewart Title Company
Title - STG Standard Arbitration Endorsement(s) to Stewart Title Company
Title - Abstract or title search to Stewart Title Company	$180.00
Title - Attorney Title Exam and Opinion to The Uptown Law Firm LLC	$30.00

Title - Attorney's fees to The Uptown Law Firm LLC	$225.00
Title - Document preparation to Stewart Title Company	$70.00
Title - Notary fees to Stewart Title Company	$150.00
Title - Settlement or closing fee to Stewart Title Company	$725.00
Title - Lender CPL to Stewart Title Company	$75.00
Title - Copy Fee to Stewart Title Company	$78.50
Title - Title Update Fee to Stewart Title Company	$40.00
Title - Attorney's fees to The Uptown Law Firm LLC	$125.00
Government Recording and Transfer Charges
Recording fees: Deed to County Recorder $25.00	$25.00
Recording Fees: Mortgage to County Recorder $25.00	$25.00
State Deed Tax/Stamps to County Recorder	$171.50
Intangible Tax to $514.50	$514.50
Additional Settlement Charges
Upfront fee for COGS to Stewart Title Company	$10.00
Past Due Property Tax to Newton County Tax Commissioner	$2,512.83
	Debit	Credit
Subtotals	$158,739.47	$171,500.00
Due To Borrower	$12,760.53
Totals	$171,500.00	$171,500.00

Acknowledgement

We/I have carefully reviewed the ALTA Settlement Statement and find it to be a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction and further certify that I have received a copy of the ALTA Settlement Statement. We/I authorize The Uptown Law Firm LLC to cause the funds to be disbursed in accordance with this statement.

BORROWER(S)

Tirios Propco Series LLC – 565 Mountainview, a Series of Tirios Propco Series LLC, a

Delaware Limited Liability Company

s/ Sachin Latawa

By: Tirios Corporation, a Delaware corporation, Managing Member

By: Sachin Latawa, President

Re: Lender’s Closing Instructions
September 14, 2026

Exhibit “A”

Lender Fees

Loan Amount:	$171,500.00

General Items

All fees and costs plus any other costs and expenses incurred by the Title Company or provided to the Title Company for insertion on the Settlement Statement in connection with the closing of this transaction, including those which may be incurred for the title commitment, the 2021 (or 2006 if 2021 is unavailable) ALTA Lender’s Extended Title Policy, escrow fees, photocopying, recording and filing fees, taxes, title company services, and all such other fees and charges.

Any amounts necessary to remove exceptions listed in Title Policy section above including payments of liens appearing of record.

Fee Amount	Description	Comment
$32.39 per day	Per Diem Interest	Per day from the date of funding through and including September 30, 2026 which shall be net funded

Lender Items

Fee Amount	Description	Comment
$5,562.50	Origination Fee	Deliver to Lender's Address
$1,495.00	Processing Fee	Deliver to Lender's Address
$395.00	Due Diligence Fee	Deliver to Lender's Address
$55.00	FundingShield Fee	Deliver to Lender's Address
$45.00	Flood Determination Fee	Deliver to Lender's Address
$128.50	Document Custodian	Deliver to Lender's Address

Other

Fee Amount	Description	Paid To	Comment
$1,304.16	Insurance Fee	Steadily Agency, INC	Insurance Delivery Instructions to be Provided

Reserves

Amount	Description	Comment
$2,917.72	Property Tax Reserve	Delivery Instructions to be Provided
$543.40	Property Insurance Reserve	Delivery Instructions to be Provided

REMAINING LOAN PROCEEDS, IF ANY, SHALL BE DISBURSED IN ACCORDANCE WITH LENDER’S FURTHER INSTRUCTIONS.

KEY PROVISIONS SUMMARY

Document Date:	September 14, 2026
Loan Number:	123263
Property:	565 Mountainview Dr, Covington, Georgia 30016-7187
Borrower(s):	Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Lender:	HouseMax Funding, LLC, a Texas limited liability company
Guarantor(s):	Sachin Latawa
Guarantor Recourse:	Full Recourse Guaranty
Loan Amount:	$171,500.00
Interest Rate:	6.8%
Number of Interest-Only Payments:	120 months
Number of Principal and Interest	240 months amortized over 240 months
Payments: Interest-Only Monthly Payment	$971.83
Amount: Maturity Date:	October 1, 2056
Prepayment Premium:	5 Years Step-Down (5-4-3-2-1)

RESERVES

Property Insurance Reserve	$543.40
Property Tax Reserve	$2,917.72

PLEASE BE ADVISED THAT THIS LOAN WILL BE FUNDED BY ATLAS SECURITIZED PRODUCTS, L.P. IN ACCORDANCE WITH THEIR REQUIREMENTS, PLEASE SEE THE FOLLOWING ADDITIONAL INSTRUCTIONS:

Atlas Securitized Products, L.P. (the “Administrative Agent”), has agreed to provide funds (“Escrow Funds”) to HMF Capital I, LLC to finance certain mortgage loans (the “Mortgage Loans”) for which you are acting as Escrow Agent.

You hereby agree that (a) you shall receive such Escrow Funds from Administrative Agent to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Administrative Agent until such Escrow Funads are fully disbursed on behalf of Administrative Agent in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed the Escrow Instruction Letter’s requirements with respect to the Mortgage Loans. In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the Administrative Agent by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Administrative Agent’s incoming wire transfer.

You further agree that, upon disbursement of the Escrow Funds, you will hold all Mortgage Loan Documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Administrative Agent, and will forward the Mortgage Loan Documents and original Escrow Instruction Letter in connection with such Mortgage Loans by overnight courier to the Custodian within five (5) Business Days following the date of origination.

You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by Seller or its borrowers, and Administrative Agent shall have no liab4ility with respect thereto.

You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Seller, and that you are acting as an independent contractor and not as an agent of Seller.

The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Administrative Agent. You understand that Administrative Agent shall act in reliance upon the provisions set forth in this Escrow Instruction Letter, and that Administrative Agent on behalf of Buyers and certain Repledgees is an intended third party beneficiary hereof.

Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of September 14, 2026, is entered into by Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”), for the benefit of HouseMax Funding, LLC, a Texas limited liability company (“Lender”).

In consideration of the covenants, conditions, representations, and warranties contained in this Agreement, the parties agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings (all terms defined in this Section or in any other provision of this Agreement in the singular are to have the plural meanings when used in the plural and vice versa, and whenever the context requires, each gender shall include any other gender):

1.1. “Agreement” shall mean this Loan and Security Agreement together with all schedules and exhibits hereto, as amended, supplemented or otherwise modified from time to time.

1.2. “Applicable Law” shall mean: (a) with respect to matters relating to the creation, perfection and procedures relating to the enforcement of the liens created pursuant to a Security Instrument (including specifically, without limitation, the manner of establishing the amount of any deficiency for which Borrower is liable after any foreclosure of any Real Property Collateral), the laws of the state where the Real Property Collateral subject to such Security Instrument is located; or (b) with respect to any other Loan Document (including but not limited to the Note and this Agreement) the laws of the State of Texas (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Texas law). In either case, Applicable Law shall refer to such laws, as such laws now exist, or may be changed or amended or come into effect in the future.

1.3. “Attorneys’ Fees.” Any and all attorney fees (including the allocated cost of in-house counsel), paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and in any bankruptcy proceedings, and attorney costs and expenses incurred or paid by Lender as provided in the Loan Documents.

1.4. “Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, as amended; 11 U.S.C. §§ 101-1532 or any bankruptcy, insolvency, state or federal debtor relief statute.

1.5. “Collateral” shall mean the collateral described in Section 2 below.

1.6. “Environmental Laws” shall mean any Governmental Requirements pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code (“U.S.C.”) 9601 -9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 6901-6992k); the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101-5127); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1376); the Clean Water Act, 33 U.S.C.A. § 1251 at seq.; the Clean Air Act (42 U.S.C. §§ 7401-7671q); the Toxic Substances Control Act (15 U.S.C. §§ 2601-2692); the Refuse Act (33 U.S.C. §§ 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §§ 11001-11050); the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j), and all present or future environmental quality or protection laws, statutes or codes or other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Collateral.

1.7. “Event of Default” shall mean any event specified in the Event of Default heading below.

1.8. “Governmental Authority” shall mean any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

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1.9. “Governmental Requirements” shall mean any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.10. “Guarantor” shall mean Sachin Latawa, and any other guarantor of any Indebtedness evidenced by a Loan Document between Lender and any other guarantor.

1.11. “Guaranty” shall mean each Guaranty, Limited Guaranty, Springing Guaranty, or Guaranty of Completion of even date herewith executed by a Guarantor.

1.12. “Hazardous Materials” means any and all (a) substances defined as “hazardous substances,” “hazardous materials, toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5101-5127), and in the regulations promulgated under those laws; (b) substances defined as “hazardous wastes” under Environmental Laws and in the regulations promulgated under that law in the State where the Real Property Collateral is located and in the regulations promulgated under that law; (c) substances defined as “hazardous substances” under Environmental Laws in the State where the Real Property Collateral is located; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations § 172.101 and amendments); (e) substances defined as “medical wastes” under Environmental Laws in the State where the Real Property Collateral is located; (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance; (i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and (j) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Real Property Collateral or of real property adjacent to it.

1.13. “Indebtedness” means the principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.13.1. The Note (including, without limitation, any prepayment premium, late payment, and other charges payable under the Note);

1.13.2. This Agreement;

1.13.3. The Security Instrument and all other Loan Documents;

1.13.4. All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.13.5. Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Secured Obligations evidenced by such document are secured by the terms of the Security Agreement, including, but not limited to, funds advanced to protect the security or priority of the Security Agreement; and

1.13.6. Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.14. “Insurance Rating Requirements” means the requirements for a property insurance policy issued by an insurer having a claims-paying or financial strength rating of any one of the following: (A) at least “A-: VIII” from A.M. Best Company, (B) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (C) at least “A-“ from Standard & Poor’s Ratings Service.

1.15. “Lender Retained Funds” shall mean all of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Appraisal Reserves, Debt Service Reserves, Default Reserves, Impounds, Construction Reserves, Rehabilitation Reserves, Tax Reserves, Capital Expenditure Reserves and Insurance Reserves.

1.16. “Loan” shall mean the loan and financial accommodations made by the Lender to the Borrower in accordance with the terms of this Agreement and the Loan Documents.

1.17. “Loan Amount” shall mean One Hundred Seventy-One Thousand Five Hundred and 00/100 Dollars ($171,500.00).

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1.18. “Loan Document(s)” means this Agreement, the Note, Security Agreement, and any other agreement executed in connection therewith, all other documents evidencing, securing or otherwise governing the Loan between Lender, Borrower, any guarantor, pledgor, or debtor, whether now existing or made in the future, and all amendments, modifications, and supplements thereto. Notwithstanding the foregoing, when used in the definitions of Indebtedness, Secured Obligations, and Obligations, and in relation to the discussion of the Secured Obligations, Obligations and Indebtedness that are secured by any Security Agreement, the term “Loan Documents” specifically excludes any Guaranty and Environmental Indemnity Agreement, each of which are not secured by any Security Agreement unless specifically identified therein.

1.19. Maturity Date shall mean October 1, 2056.

1.20. “Note(s)” means any and all promissory notes payable by Borrower, as maker to the order of Lender or order, executed concurrently herewith or subsequent to the execution of this Agreement, evidencing a loan from Lender to Borrower, together with any interest thereon at the rate provided in such promissory note and any modifications, extensions or renewals thereof, whether or not any such modification, extension is evidenced by a new or additional promissory note or notes. Note shall include the Secured Note of even date herewith payable by Borrower to the order of Lender in the amount of One Hundred Seventy-One Thousand Five Hundred and 00/100 Dollars ($171,500.00), which matures on the Maturity Date, evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

1.21. “Person” means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

1.22. “Personal Property Collateral” shall mean any property pledged to secure the Note that is not Real Property Collateral, including but not limited to the Pledge.

1.23. “Pledge” shall mean the Ownership Interest Pledge Agreement(s) of even date herewith made for the benefit of Lender.

1.24. “Real Property Collateral” shall mean all Mortgaged Property described in the Security Instrument(s), commonly known as 565 Mountainview Dr, Covington, Georgia 30016-7187.

1.25. “Secured Obligations” shall have the meaning defined in Section 2 below and shall include all Indebtedness, obligations, and liabilities of the Borrower under the Loan Documents, whether on account of principal, interest, indemnities, fees (including, without limitation, Attorneys’ Fees, remarketing fees, origination fees, collection fees, and all other professional fees), costs, expenses, taxes, or otherwise.

1.26. “Security Agreement” shall mean any and all agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract or otherwise creating, evidencing, governing or representing a security interest of Lender in the Collateral securing the Secured Obligations, including, but not limited to any Collateral Security Agreement, Security Instrument, or Ownership Interest Pledge Agreement, as applicable. The term shall refer to all Security Agreements both individually and collectively.

1.27. “Security Instrument(s)” shall mean any and all agreements of even date herewith that secure the Real Property Collateral, including but not limited to any (i) Deeds of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (ii) Mortgages, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (iii) Deeds to Secure Debt, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (iv) Security Deeds, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, and (v) Mortgages.

1.28. “Tenant Affiliate” shall mean any occupant of the Real Property Collateral, other than Borrower, that is directly or indirectly controlling, controlled by or under common control with, the Borrower.

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Capitalized terms not otherwise defined shall have their respective meanings as defined in the Loan Documents.

2. GENERAL.

2.1. Amount and Purpose. In reliance on Borrower's representations and warranties, and subject to the terms and conditions in this Agreement and in the Loan Documents, Lender agrees to make the Loan to Borrower on the terms and conditions set forth in the Note, this Agreement and the other Loan Documents.

2.2. Payment. Borrower shall repay the Loan in accordance with the provisions of the Note. The principal balance outstanding under the Note shall be due and payable in full on the Maturity Date.

2.3. Loan Documentation and Security. Borrower shall execute and acknowledge, or obtain the execution and acknowledgment of, and deliver concurrently with this Agreement, the Loan Documents and other documents signed in connection with this Agreement. Any reference to the Loan Documents shall refer to such documents as they may be amended, renewed, or extended from time to time with the written approval of Lender. All of the Loan Documents shall be in form and substance satisfactory to Lender and shall include such consents from third parties as Lender deems necessary or appropriate.

2.4. Creation of Security Interest; Collateral. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of securing the full and timely payment and performance of the Secured Obligations for the benefit of Lender, Borrower hereby irrevocably and unconditionally grants, transfers, bargains, conveys and assigns to the Lender a continuing general, lien on, and security interest in, all the Borrower's estate, right, title, and interest that the Borrower now has or may later acquire in and to the following, which shall be collectively referred to as the "Collateral":

2.4.1. Real Property Collateral. All Real Property Collateral.

2.4.2. Personal Property Collateral. All Personal Property Collateral.

2.4.3. Borrower Funds. All of Borrower’s interest in and to the proceeds of the Secured Obligations, whether disbursed or not; all present and future monetary deposits given by Borrower to any public or private utility with respect to utility services furnished to the Real Property Collateral; all Lender Retained Funds; and all accounts maintained by the Borrower with Lender or any subsidiary or affiliate of Lender, including, without limitation, any accounts established in connection with the Secured Obligations regardless of whether or not such accounts are with Lender;

2.4.4. Lender Retained Funds. The Lender Retained Funds shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Retained Funds except as provided in this Agreement and the Note. Upon the maturity of the Note, any remaining funds in the Lender Retained Funds shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Retained Funds and apply the Lender Retained Funds against the amounts owing under the Note, or any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity. Unless an agreement is made in writing or Applicable Law requires interest to be paid on the Lender Retained Funds, Lender shall not be required to pay Borrower any interest or earnings on the Lender Retained Funds. Borrower acknowledges and agrees that unless otherwise provided in the Loan Documents, all Lender Retained Funds are part of the Loan principal, and bear interest at the rate specified in the note.

2.4.5. Additional Property. Any additional personal property otherwise set forth in the Loan Documents;

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2.4.6. Proceeds. All proceeds of, supporting obligations for, additions and accretions to, substitutions and replacements for, and changes in any of the Collateral described in this Agreement.

2.5. Secured Obligations. Borrower grants a security interest in the Collateral for the purpose of securing the following Secured Obligations:

2.5.1. Notes. Payment of all obligations at any time under any and all Notes.

2.5.2. Loan Documents. Payment and/or performance of each and every other obligation of Borrower under the Loan Documents;

2.5.3. Related Loan Documents. Payment and/or performance of each covenant and obligation on the part of Borrower or its affiliates to be performed pursuant to any and all Loan Documents that have been or may be executed by Borrower or its affiliates evidencing or securing one or more present or future loans by Lender or its affiliates to Borrower or its affiliates (each a “Related Loan,” and collectively, the “Related Loans”), whether now existing or made in the future, together with any and all modifications, extensions and renewals thereof; provided, however, that nothing contained herein shall be construed as imposing an obligation upon Lender, or as evidencing Lender’s intention, to make any Related Loan to Borrower or its affiliates;

2.5.4. Future Obligations. Payment to Lender of all future advances, Indebtedness and further sums and/or performance of such further obligations as Borrower may undertake to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Lender, its successors and assigns, (it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in such further sum or sums), when such borrower and/or obligations are evidenced by a written instrument reciting that it or they are secured by this Agreement and a related Security Instrument or Security Agreement; and

2.5.5. Modifications and Payments. Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

2.6. Application of Payments. Except as otherwise expressly provided by Governmental Requirements or any other provision of the Loan Documents, all payments received by Lender from Borrower under the Loan Documents shall be applied by Lender in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest thereon under any provision of this Agreement, the Note, the Security Agreement, or any other Loan Documents, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.7. Termination. This Agreement shall terminate following the repayment in full of all amounts due under the Note, this Agreement and any other documents evidencing the Loan, so long as no written claim has been made hereunder prior to such expiration date.

2.8. Real Property Tax Reserve. Out of the loan proceeds, Lender’s servicer, may withhold Two Thousand Nine Hundred Seventeen and 72/100 Dollars ($2,917.72) to pay property taxes on the Real Property Collateral through the Maturity Date as a tax reserve (“Tax Reserve”). Lender may, in its discretion, either use the Tax Reserve to pay the property taxes directly or, allow Borrower to request reimbursement from the Tax Reserve upon Borrower’s demonstration to Lender of payment of real property taxes. Upon an Event of Default, Lender may use the Tax Reserve to protect its Security Instrument, by: (i) making interest payments hereunder, (ii) making protective advances under the Security Instrument, or (iii) paying down the principal amount owed on the loan, in Lender’s sole and absolute discretion. Should Lender be required to utilize the Tax Reserve for anything other than the payment of property taxes, Borrower shall be required to replenish funds in the Tax Reserve. The failure to replenish the Tax Reserve within five (5) business days after written notice from Lender to Borrower shall be an additional Event of Default under this Agreement. Upon full repayment of the loan, Lender shall credit any funds held in the Tax Reserve and reduce any beneficiary demand accordingly.

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2.9. Insurance Reserve. Out of the Loan proceeds, Lender’s servicer, may withhold Five Hundred Forty- Three and 40/100 Dollars ($543.40) to pay insurance premiums for hazard and liability policies on the Real Property Collateral through the Maturity Date as an insurance reserve (“Insurance Reserve”). Lender may, in its discretion, either use the Insurance Reserve to renew or otherwise pay insurance premiums as required under the Security Instrument, or allow Borrower to request reimbursement from the Insurance Reserve upon Borrower’s demonstration to Lender of renewal and payment of such insurance premiums. Upon an Event of Default, Lender may use the Insurance Reserve to protect its Security Instrument, by: (i) making interest payments hereunder, (ii) making protective advances under the Security Instrument, or (iii) paying down the principal amount owed on the Loan, in Lender’s sole and absolute discretion. Should Lender be required to utilize the Insurance Reserve for anything other than the payment of insurance premiums, Borrower shall be required to replenish funds in the Insurance Reserve. The failure to replenish the Insurance Reserve upon five (5) business days’ written notice from Lender to Borrower shall be an additional Event of Default under this Agreement. Upon full repayment of the Loan, Lender shall credit any funds held in the Insurance Reserve and reduce any beneficiary demand accordingly.

2.10. Pledge and Grant of Security Interest. To secure the due and punctual payment and performance of all Secured Obligations due under the Note, Borrower hereby pledges, assigns, transfers, and delivers to Lender and hereby grants Lender a security interest in and to all of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Lender Retained Funds. The Lender Retained Funds shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Retained Funds except as provided in this Agreement. Upon the maturity of the Note, any remaining funds in the Lender Retained Funds shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Retained Funds and apply the Lender Retained Funds against the amounts owing under the Note, or any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity.

3. BORROWER’S REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, Borrower represents and warrants as follows, which representations and warranties shall be true and correct as of the execution of this Agreement, as of the date of each Advance and at all times any Indebtedness exists, and shall survive the execution and delivery of the Loan Documents:

3.1. Capacity. Borrower and the individuals executing Loan Documents on Borrower’s behalf have the full power, authority, and legal right to execute and deliver, and to perform and observe the provisions of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, and to carry out the contemplated transactions. All signatures of Borrower and Guarantor, and the individuals executing Loan Documents on their respective behalf, are genuine.

3.2. Authority and Enforceability. Borrower’s execution, delivery, and performance of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, have been duly authorized by all necessary corporate or other business entity action and do not and shall not require any registration with, consent, or approval of, notice to, or any action by any Person or Governmental Authority. Borrower has obtained or will obtain all approvals necessary for Borrower to comply with the Loan Documents. This Agreement, the Note, and the other Loan Documents executed in connection with the Loan, when executed and delivered by Borrower, shall constitute the legal, valid, binding, and joint and several obligations of Borrower enforceable in accordance with their respective terms. Borrower (a) is duly formed and/or organized and validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the state where the Real Property Collateral is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Collateral and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Collateral as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, the Security Instrument, this Agreement and the other Loan Documents. Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, encumber, pledge, assign, warrant, transfer and convey the Collateral pursuant to the terms hereof and to keep and observe all of the terms of this Agreement.

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3.3. Compliance with Other Instruments. The execution and delivery of this Agreement and the other Loan Documents, and compliance with their respective terms, and the issuance of the Note and other Loan Documents as contemplated in this Agreement, shall not result in a breach of any of the terms or conditions of, or result in the imposition of, any lien, charge, or encumbrance (except as created by this Agreement, the Security Agreement and the other Loan Documents) on any Collateral, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of an event for which any holder or holders of indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment, or instrument to which Borrower is a party or by which Borrower or its properties may be bound or affected.

3.4. Compliance with Law. The execution and delivery of this Agreement, the Note, and the other Loan Documents, or any other document, agreement, certificate, or instrument to which Borrower is bound in connection with the Loan, do not conflict with, result in a breach or default under, or create any lien or charge under any provision of any Governmental Requirements to which it is subject and shall not violate any of the Governmental Requirements.

3.5. Adverse Events. Since the date of the financial statements delivered to Lender before execution of this Agreement, neither the condition (financial or otherwise) nor the business of Borrower and the Collateral have been materially adversely affected in any way.

3.6. Litigation. There are no actions, suits, investigations, or proceedings pending or, to Borrower’s knowledge after due inquiry and investigation, threatened against or affecting Borrower at law or in equity, before or by any Person or Governmental Authority, that, if adversely determined, would have a material adverse effect on the business, properties, or condition (financial or otherwise) of Borrower, the Collateral, or on the validity or enforceability of this Agreement, any of the other Loan Documents, or the ability of Borrower to perform under any of the Loan Documents.

3.7. No Untrue Statements. All statements, representations, and warranties made by Borrower in this Agreement or any other Loan Document and any other agreement, document, certificate, or instrument previously furnished or to be furnished by Borrower to Lender under the Loan Documents (a) are and shall be true, correct, and complete in all material respects at the time they were made and as of the execution of this Agreement, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact necessary to make the information in them neither misleading nor incomplete. Borrower understands that all such statements, representations, and warranties shall be deemed to have been relied on by Lender as a material inducement to make the Loan.

3.8. Policies of Insurance. Each copy of the insurance policies relating to the Collateral delivered to Lender by Borrower (a) is a true, correct, and complete copy of the respective original policy in effect on the date of this Agreement, and no amendments or modifications of said documents or instruments not included in such copies have been made, and (b) has not been terminated and is in full force and effect. Borrower is not in default in the observance or performance of its material obligations under said documents or instruments and Borrower has done all things required to be done as of the date of this Agreement to keep unimpaired its rights thereunder.

3.9. Financial Statements. All financial statements furnished to Lender are true and correct in all material respects, are prepared in accordance with generally accepted accounting principles, and do not omit any material fact the omission of which makes such statement or statements misleading. There are no facts that have not been disclosed to Lender by Borrower in writing that materially or adversely affect or could potentially in the future affect the Collateral or the business prospects, profits, or condition (financial or otherwise) of Borrower or any Guarantor or Borrower’s abilities to perform the Secured Obligations and pay the Indebtedness.

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3.10. Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed by Borrower under the Governmental Requirements of each Governmental Authority with taxing power over Borrower, and Borrower has paid, or made provision for the payment of, all taxes, assessments, fees, Impositions (as defined in the Security Instrument), and other governmental charges that have or may have become due under said returns, or otherwise, or under any assessment received by Borrower except that such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided.

3.11. Further Acts. Borrower shall, at its sole cost and expense, and without expense to Lender, do, execute, acknowledge, and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers, and assurances as Lender shall from time to time require, for the purpose of better assuring, conveying, assigning, transferring, pledging, mortgaging, warranting, and confirming to Lender the Collateral and rights, and as to Lender the security interest, conveyed or assigned by this Agreement or intended now or later so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement, or for filing, registering, or recording this Agreement and, on demand, shall execute and deliver, and authorizes Lender to execute in the name of Borrower, to the extent it may lawfully do so, one or more financing statements, chattel mortgages, or comparable security instruments, to evidence more effectively the lien of Lender on the Collateral.

3.12. Filing Fees. Borrower shall pay all filing, registration, or recording fees, all Governmental Authority stamp taxes and other fees, taxes, duties, imposts, assessments, and all other charges incident to, arising from, or in connection with the preparation, execution, delivery, and enforcement of the Note, this Agreement, the other Loan Documents, or any instrument of further assurance.

3.13. Entity Compliance. As long as any part of the Secured Obligation is owed by Borrower, Borrower, if a corporation, limited liability company, partnership, or trust shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights, and privileges as such entity under the laws of the state of its incorporation or formation, and shall comply with all Governmental Requirements of any Governmental Authority applicable to Borrower or to any Collateral or any part of it, and Borrower shall qualify and remain in good standing in each jurisdiction where it is required to be so under any applicable Governmental Requirement.

3.14. Improper Financial Transactions.

3.14.1. Borrower is, and shall remain at all times, in full compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the “Financial Control Laws”), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Section 1956 and 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.

3.14.2. Borrower represents and warrants that: Borrower is not a Barred Person (hereinafter defined); Borrower is not owned or controlled, directly or indirectly, by any Barred Person; and Borrower is not acting, directly or indirectly, for or on behalf of any Barred Person.

3.14.3. Borrower represents and warrants that it understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

3.14.4. Under any provision of the Loan Documents where Lender shall have the right to approve or consent to any particular action, including, without limitation any (A) sale, transfer, assignment of any Collateral, or any direct or indirect ownership interest in Borrower, (B) leasing of any Collateral, or any portion thereof, or (C) incurring any additional financing secured by the Collateral, or any portion thereof, or by any direct or indirect ownership interest in Borrower, Lender shall have the right to withhold such approval or consent, in its sole discretion.

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3.14.5. Borrower covenants and agrees that it will upon request provide Lender with (or cooperate with Lender in obtaining) information required by Lender for purposes of complying with any Financial Control Laws. As used in this Agreement, the term “Barred Person” shall mean (A) any person, group or entity named as a “Specially Designated National and Blocked Person” or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (B) any person, group or entity named in the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (C) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC, and (D) any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government.

3.15. Payments to Lender. Any funds paid on behalf of Borrower, Guarantor or any other party obligated to make a payment to Lender under the Loan Documents (as used in this Section individually an “Obligated Party” and collectively, ‘Obligated Parties”) by anyone other than the Obligated Parties toward satisfaction of any Secured Obligations may be (1) accepted by Lender, (2) applied in the same manner as though paid by an Obligated Party, (3) be considered by the Obligated Parties, the payor, and Lender as a gift from the payor to the applicable Obligated Party, (4) considered by Lender and the Obligated Parties as if it were paid by an Obligated Party, and not any third party, and (4) create no relationship between the payor and Lender.

3.16. Representation on Use of Proceeds. Borrower represents and warrants to Lender that the proceeds of the Loan will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

3.17. Brokerage Fees. Borrower represents and warrants to Lender that Borrower has not dealt with any Person, other than the parties identified in the final settlement statement, who are or may be entitled to any finder’s fee, brokerage commission, loan commission, or other sum in connection with the execution of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the making of the Loan by Lender to Borrower, and Borrower indemnifies and agrees to hold Lender harmless from and against any and all loss, liability, or expense, including court costs and Attorneys’ Fees, that Lender may suffer or sustain if such warranty or representation proves inaccurate in whole or in part. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

3.18. Perfection and Priority of Security Interest. Borrower represents and warrants that unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of the Collateral directly or indirectly securing repayment of the Loan, that would be prior or that may in any way be superior to Lender’s security interests and rights in and to the Collateral.

3.19. Title to Property. Borrower represents and warrants that Borrower is the sole owner of and has good marketable title to the fee interest in the Collateral, free from any lien or encumbrance of any kind whatsoever.

3.20. Occupancy. Neither Borrower nor any Guarantor, nor any of its principals, affiliates, relatives, agents, or employees shall reside at the Real Property Collateral.

3.21. Legal Use. No portion of the Collateral has been or will be purchased, utilized, improved, equipped or furnished with proceeds of any illegal activity nor is any illegal activity occurring and there has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Collateral any act or omission affording the federal government or any state or local government the right of forfeiture. The Collateral at all times will be utilized in accordance with the certificate of occupancy, certificate of completion, permit and any other law, code or ordinance affecting or governing the Collateral. Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Collateral and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification. The Collateral and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws, Applicable Laws and other similar laws.

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3.22. Leases and Rents. To the extent applicable, and except as disclosed in the certified rent roll delivered to and approved by Lender in writing prior to the date hereof, (a) Borrower is the sole owner of the entire lessor’s interest in any leases; (b) the leases are valid and enforceable and in full force and effect; (c) all leases are arms-length agreements with bona fide, independent third parties; (d) no party under any lease is in default; (e) all rents due have been paid in full and no tenant is in arrears in its payment of rents; (f) the terms of all alterations, modifications and amendments to the leases are reflected in the certified rent roll delivered to and approved by Lender; (g) none of the rents reserved in any leases have been assigned or otherwise pledged or hypothecated; (h) none of the rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (i) the premises demised under the leases have been completed and the tenants under any leases have accepted the same and have taken possession of the same on a rent-paying basis; (j) there exist no offsets or defenses to the payment of any portion of the rents and Borrower has no monetary obligation to any tenant under any lease; (k) Borrower has received no notice from any tenant challenging the validity or enforceability of any lease; (l) there are no agreements with the tenants under the leases other than expressly set forth in each lease; (m) the leases are valid and enforceable against Borrower and the tenants set forth therein; (n) no lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (o) no one has any possessory interest in, or right to occupy, the Real Property Collateral except under and pursuant to a lease; (p) each lease is subordinate to the Security Instrument, either pursuant to its terms or a recordable subordination agreement; (q) no lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders; (r) all security deposits relating to the leases reflected on the certified rent roll delivered to Lender have been collected by Borrower and are being held in accordance with Applicable Laws; (s) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant have already been received such tenant; and (t) no brokerage commissions or finders fees are due and payable regarding any lease.

4. INSURANCE. Lender's obligation to make the Loan and perform its duties under this Agreement shall be subject to the full and complete satisfaction of the following conditions precedent:

4.1. Casualty Insurance. Borrower shall at all times keep the Collateral insured for the benefit of Lender as follows, despite Governmental Requirements that may detrimentally affect Borrower’s ability to obtain or may materially increase the cost of such insurance coverage:

4.1.1. Against damage or loss by fire and such other hazards (including lightning, windstorm, hail, explosion, riot, acts of striking employees, civil commotion, vandalism, malicious mischief, aircraft, vehicle, and smoke) as are covered by the broadest form of extended coverage endorsement available from time to time, in an amount not less than the Full Insurable Value (as defined below) of the Collateral, with a deductible amount not to exceed an amount satisfactory to Lender; windstorm coverage is included under the extended coverage endorsement of most hazard policies, but in some states it may be excluded. If the hazard policy excludes the windstorm/hail endorsement a separate windstorm policy must be provided. The coverage amounts must equal that of the hazard policy;

4.1.2. Rent loss or business interruption or use and occupancy insurance on such basis and in such amounts and with such deductibles as are satisfactory to Lender;

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4.1.3. Against damage or loss by flood if the Collateral is located in an area identified by the Secretary of Housing and Urban Development or any successor or other appropriate authority (governmental or private) as an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented, or replaced from time to time, on such basis and in such amounts as Lender may require;

4.1.4. Against damage or loss from (a) sprinkler system leakage and (b) boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, on such basis and in such amounts as Lender may require;

4.1.5. During any alteration, construction, or replacement of Improvements, or any substantial portion of it, a Builder’s All Risk policy with extended coverage with course of construction and completed value endorsements and such other endorsements as may be required by Lender, including stipulations that coverage will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender, for an amount at least equal to the Full Insurable Value of the Improvements, and workers’ compensation, in statutory amounts, with provision for replacement with the coverage described herein, without gaps or lapsed coverage, for any completed portion of the Improvements; and

4.1.6. If applicable, against damage or loss by earthquake, in an amount and with a deductible satisfactory to Lender, if such insurance is required by Lender in the exercise of its business judgment in light of the commercial real estate practices existing at the time the insurance is issued and in the County where the Collateral is located.

4.2. Liability Insurance. Borrower shall procure and maintain workers’ compensation insurance for Borrower’s employees, public liability and comprehensive general liability insurance (owner’s and if required by Lender, general contractor’s) covering Borrower, and Lender against claims for bodily injury or death or for damage occurring in, on, about, or resulting from the Real Property Collateral, or any street, drive, sidewalk, curb, or passageway adjacent to it, in standard form and with such insurance company or companies and in an amount of at least as Lender may require, which insurance shall include completed operations, product liability, and blanket contractual liability coverage that insures contractual liability under the indemnifications set forth in this Agreement and the Loan Documents (but such coverage or its amount shall in no way limit such indemnification).

4.3. Other Insurance. Borrower shall procure and maintain such other insurance or such additional amounts of insurance, covering Borrower or the Collateral, as (a) may be required by the terms of any construction contract for construction on the Collateral or by any Governmental Authority, (b) may be specified in any other Loan Documents, or (c) may be required by Lender from time to time.

4.4. Form of Policies. All insurance policies required under this Section shall be fully paid for and nonassessable. The policies shall contain such provisions, endorsements, and expiration dates as Lender from time to time reasonably requests and shall be in such form and amounts, and be issued by such insurance companies doing business in the State where the Collateral is located, as Lender shall approve in Lender’s sole and absolute discretion. Unless otherwise expressly approved in writing by Lender, each insurer shall have a claims-paying or financial strength rating that satisfies the Insurance Rating Requirements. All policies shall (a) contain a waiver of subrogation endorsement in favor of Lender and its successors and assigns; (b) provide that the policy will not lapse or be canceled, amended, or materially altered (including by reduction in the scope or limits of coverage) without at least 30 days prior written notice to Lender; (c) with the exception of the comprehensive general liability policy, contain a lender’s endorsement (438 BFU Endorsement or equivalent), and name Lender as insured; and (d) include such deductibles as Lender may approve. If a policy required under this Section contains a co-insurance or overage clause, the policy shall include a stipulated value or agreed amount endorsement acceptable to Lender.

4.5. Duplicate Originals or Certificates. Duplicate original policies evidencing the insurance required herein and any additional insurance that may be purchased on the Collateral by or on behalf of Borrower shall be deposited with and held by Lender and, in addition, Borrower shall deliver to Lender (a) receipts evidencing payment of all premiums on the policies and (b) duplicate original renewal policies or a binder with evidence satisfactory to Lender of payment of all premiums at least 30 days before the policy expires. In lieu of the duplicate original policies to be delivered to Lender provided for herein, Borrower may deliver an underlier of any blanket policy, and Borrower may also deliver original certificates from the issuing insurance company, evidencing that such policies are in full force and effect and containing information that, in Lender’s reasonable judgment, is sufficient to allow Lender to ascertain whether such policies comply with the requirements herein.

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4.6. Increased Coverage. If Lender determines that the limits of any insurance carried by Borrower are inadequate or that additional coverage is required, Borrower shall, within 10 days after written notice from Lender, procure such additional coverage as Lender may require in Lender’s sole and absolute discretion.

4.7. No Separate Insurance. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required herein unless endorsed in favor of Lender as required by this Section and otherwise approved by Lender in all respects.

4.8. Transfer of Title. In the event of foreclosure of any Collateral or other transfer of title or assignment of any Collateral in extinguishment, in whole or in part, of the Secured Obligations and the Indebtedness, all right, title, and interest of Borrower in and to all insurance policies required herein or otherwise then in force with respect to the Collateral and all proceeds payable under, and unearned premiums on, such policies shall immediately vest in the purchaser or other transferee of the Collateral.

4.9. Replacement Cost. For purposes of this Agreement, the term “Full Insurable Value” means the actual cost of replacing the Collateral in question, without allowance for depreciation, as calculated from time to time (but not more often than once every calendar year) by the insurance company or companies holding such insurance or, at Lender’s request, by appraisal made by an appraiser, engineer, architect, or contractor proposed by Borrower and approved by said insurance company or companies and Lender. Borrower shall pay the cost of such appraisal.

4.10. No Warranty. No approval by Lender of any insurer may be construed to be a representation, certification, or warranty of its solvency and no approval by Lender as to the amount, type, or form of any insurance may be construed to be a representation, certification, or warranty of its sufficiency.

4.11. Lender’s Right to Obtain. Borrower shall deliver to Lender original policies or certificates evidencing such insurance at least 30 days before the existing policies expire. If any such policy is not so delivered to Lender or if any such policy is canceled, whether or not Lender has the policy in its possession, and no reinstatement or replacement policy is received before termination of insurance, Lender, without notice to or demand on Borrower, may (but is not obligated to) obtain such insurance insuring only Lender with such company as Lender may deem satisfactory, and pay the premium for such policies, and the amount of any premium so paid shall be charged to and promptly paid by Borrower or, at Lender’s option, may be added to the Indebtedness. Borrower acknowledges that, if Lender obtains insurance, it is for the sole benefit of Lender, and Borrower shall not rely on any insurance obtained by Lender to protect Borrower in any way.

4.12. Duty to Restore After Casualty. If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) results in damage to or loss or destruction of the Collateral, Borrower shall immediately give notice of such loss or damage to Lender and, if Lender so instructs, shall promptly, at Borrower’s sole cost and expense, regardless of whether any insurance proceeds will be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace, and rebuild the Collateral as nearly as possible to its value, condition, and character immediately before the damage, loss, or destruction.

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5. BORROWER COVENANTS AND REPORTING REQUIREMENTS.

5.1. Financial Statements.

5.1.1. Borrower’s Financial Statements. Borrower shall furnish to Lender the following on receipt of Lender’s written request and without expense to Lender: (a) an annual statement of the operation of the Real Property Collateral prepared and certified by Borrower and any Tenant Affiliate, showing in reasonable detail satisfactory to Lender total Rents (as defined in the Security Instrument) received and total expenses together with an annual balance sheet and profit and loss statement, within 90 days after the close of each fiscal year of Borrower and any Tenant Affiliate, beginning with the fiscal year first ending after the date of recordation of the Security Instrument; (b) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Real Property Collateral showing in reasonable detail satisfactory to Lender total Rents and other income and receipts received and total expenses for the previous quarter, certified by Borrower; and (c) copies of Borrower’s and any Tenant Affiliate’s annual state and federal income tax returns within 30 days after filing them. Borrower shall keep accurate books and records, and allow Lender, its representatives and agents, on notice, at any time during normal business hours, access to such books and records regarding acquisition, construction, development, and operations of the Real Property Collateral, including any supporting or related vouchers or papers, shall allow Lender to make extracts or copies of any such papers, and shall furnish to Lender and its agents convenient facilities for the audit of any such statements, books, and records.

5.1.2. Recordkeeping. Borrower shall keep adequate records and books of account in accordance with generally accepted accounting principles and practices applied consistently throughout the period reported and shall permit Lender, by its agents, accountants, and attorneys, to examine Borrower’s records and books of account and to discuss the affairs, finances, and accounts of Borrower with the officers of Borrower, at such reasonable times as Lender may request.

5.1.3. Additional Financial Statements. Except to the extent already required herein, Borrower, its controlling shareholders, all Tenant Affiliates and all Guarantors of the Indebtedness, if any, shall deliver to Lender with reasonable promptness after the close of their respective fiscal years a balance sheet and profit and loss statement, prepared by the principal of the Borrower or an independent certified public accountant satisfactory to Lender, setting forth in each case, in comparative form, figures for the preceding year, which statements shall be accompanied by the unqualified opinion of the principal of the Borrower or such accountant as to their accuracy. Throughout the term of the Loan, Borrower, any Tenant Affiliate and any Guarantor shall deliver, with reasonable promptness, to Lender such other information with respect to Borrower, Tenant Affiliate or Guarantor as Lender may from time to time request. All financial statements of Borrower, Tenant Affiliate or Guarantor shall be prepared using reasonably accepted accounting practices applied on a consistent basis and shall be delivered in duplicate. Documents and information submitted by Borrower to Lender are submitted confidentially, and Lender shall not disclose them to third parties and shall limit access to them to what is necessary to service the Loan, accomplish the normal administrative, accounting, tax-reporting, and other necessary functions, to sell all or any part of the Loan and to report such information as required to the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Internal Revenue Service, and similar entities.

5.1.4. No Waiver of Default or Rights. Lender’s exercise of any right or remedy provided for herein shall not constitute a waiver of, or operate to cure, any default by Borrower under this Agreement, or preclude any other right or remedy that is otherwise available to Lender under this Agreement or Governmental Requirements.

5.2. Borrower’s Obligation to Notify Lender.

5.2.1. Bankruptcy, Insolvency, Transfer, or Encumbrance. Borrower shall notify Lender in writing, at or before the time of the occurrence of any Event of Default, of such event and shall promptly furnish Lender with any and all information on such event that Lender may request.

5.2.2. Government Notice. Borrower shall give immediate written notice to Lender of any notice, proceeding or inquiry by any Governmental Authority. Borrower shall provide such notice to Lender within five (5) days of Borrower’s knowledge, constructive or actual, of any such notice, proceeding or inquiry by any Government Authority.

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5.3. Funds for Taxes, Insurance, and other Impositions. If Borrower is in default under this Agreement or any of the Loan Documents, regardless of whether the default has been cured, then Lender may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the Impositions (as defined in the Security Instrument) as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Impositions (as defined in the Security Instrument) under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Agreement in full, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender’s demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Agreement or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by the Security Instrument. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section.

Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by the Security Instrument. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under the Security Instrument, apply such amounts or any portion of it to any Indebtedness secured by the Security Instrument, and such application shall not be construed to cure or waive any default or notice of default under this Agreement, or any other Loan Document.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns the Loan, Lender shall have the right to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Agreement for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

5.4. Compliance with Law. Borrower shall: (a) maintain a yearly accounting cycle; (b) maintain in full force and effect all material licenses, permits, governmental authorizations, bonds, franchises, leases, trademarks, patents, contracts, and other rights necessary or desirable to the conduct of its business, or related to the Collateral; (c) continue in, and limit its operations to, substantially the same general lines of business as those presently conducted by it; (d) pay when due all taxes, license fees, and other charges upon the Collateral or upon Borrower's business, property or the income therefrom; and (e) comply with all Governmental Requirements.

5.5. Care of Collateral. Borrower shall: (a) keep the Collateral in good condition and repair; (b) restore and repair to the equivalent of its original condition all or any part of any Collateral that may be damaged or destroyed, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Agreement, Security Instrument, and Collateral Security Agreement; (c) comply with all laws affecting the Collateral or requiring that any alterations, repairs, replacements, or improvements be made thereon; (d) not commit or permit waste on or to any Collateral, or commit, suffer, or permit any act or violation of law to occur on it; (e) not abandon any Collateral; (f) notify Lender in writing of any condition of any Collateral that may have a significant and measurable effect on its market value; (g) do all other things that the character or use of the Collateral may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Agreement; (h) at all times warrant and defend Borrower's ownership and possession of the Collateral; and (i) keep the Collateral free from all liens, claims, encumbrances and security interests.

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5.6. Transfer of Collateral. Borrower will not, without obtaining the prior written consent of Lender, transfer or permit any transfer of any Collateral or any part thereof to be made, or any interest therein to be created by way of a sale (except as expressly permitted herein), or by way of a grant of a security interest, or by way of a levy or other judicial process.

5.7. Indemnify Lender. Borrower shall indemnify and hold the Lender and its successors and assigns harmless from and against any and all losses, cost, expense (including, without limitation Attorneys’ Fees, consulting fees and court costs), demand, claim or lawsuit arising out of or related to or in any way connected with or arising out of Borrower’s breach of the provisions of this Agreement or any of the other Loan Documents. Lender may commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the Collateral, and Borrower shall pay all of Lender’s reasonable costs and expenses so incurred on demand. If Borrower fails to provide such indemnity as the same accrues and as expenses are incurred, the amount not paid shall be added to the principal amount of the Note and bear interest thereon at the same rate then in effect (including any default rate in effect) and shall be secured by the same collateral as securing the Note and Loan Documents. This Section shall survive execution, delivery, performance, and termination of this Agreement and the other Loan Documents.

5.8. Estoppel Certificates. Within 10 days after Lender’s request for such information, Borrower shall execute and deliver to Lender, and to any third party designated by Lender, in recordable form, a certificate of the principal financial or accounting officer of Borrower (“Estoppel Certificate”), dated within 3 days after delivery of such statements, or the date of such request, as the case may be, reciting that the Loan Documents are unmodified and in full force and effect, or that the Loan Documents are in full force and effect as modified and specifying all modifications asserted by Borrower. Such certificate shall also recite the amount of the Indebtedness and cover other matters with respect to the Indebtedness or Secured Obligations as Lender may reasonably require, the date(s) through which payments due on the Indebtedness have been paid and the amount(s) of any payments previously made on the Indebtedness. The certificate shall include a detailed statement of any right of setoff, counterclaim, or other defense that Borrower contends exists against the Indebtedness or the Secured Obligations; a statement that such Person knows of no Event of Default or prospective Event of Default that has occurred and is continuing, or, if any Event of Default or prospective Event of Default has occurred and is continuing, a statement specifying the nature and period of its existence and what action Borrower has taken or proposes to take with respect to such matter; and, except as otherwise specified, a statement that Borrower has fulfilled all Secured Obligations that are required to be fulfilled on or before the date of such certificate.

5.8.1. Failure to Deliver Estoppel Certificate. If Borrower fails to execute and deliver the Estoppel Certificate within such 10-day period, (a) the Loan Documents shall, as to Borrower, conclusively be deemed to be either in full force and effect, without modification, or in full force and effect, modified in the manner and to the extent specified by Lender, whichever Lender reasonably and in good faith may represent; (b) the Indebtedness shall, as to Borrower, conclusively be deemed to be in the amount specified by Lender and no setoffs, counterclaims, or other defenses exist against the Indebtedness; and (c) Borrower shall conclusively be deemed to have irrevocably constituted and appointed Lender as Borrower’s special attorney-in-fact to execute and deliver such certificate to any third party.

5.8.2. Reliance on Estoppel Certificate. Borrower and Lender expressly agree that any certificate executed and delivered by Borrower, or any representation in lieu of a certificate made by Lender as provided for above, may be relied on by any prospective purchaser or any prospective assignee of any interest of Lender in the Note and other Indebtedness secured by the Security Instrument or in the Real Property Collateral, and by any other Person, without independent investigation or examination, to verify the accuracy, reasonableness, or good faith of the recitals in the certificate or representation.

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5.9. Appraisal and Inspections. In addition to any other right to require an appraisal or inspection of the Real Property Collateral provided in the Loan Documents, Lender may from time to time, at Borrower’s expense, order an appraisal or inspection of any Real Property Collateral whe re:

5.9.1. There has been a change in any market conditions or other circumstances that in Lender’s sole and absolute discretion would make a prior appraisal no longer accurate;

5.9.2. The occurrence of any fact or circumstance which in Lender’s belief would alter the value or prior evaluated condition of any Real Property Collateral.

6. ENVIRONMENTAL MATTERS.

6.1. Environmental Indemnity Agreement. Concurrently with the execution of this Agreement, Borrower shall execute and deliver to Lender a separate Environmental Indemnity Agreement (“Environmental Indemnity”) in form and substance satisfactory to Lender, pursuant to which Borrower will indemnify, defend, and hold Lender harmless from and against any and all losses, damages, claims, costs, and expenses incurred by Lender as a result of the existence or alleged existence of hazardous or toxic substances on, under, or about the Real Property Collateral in violation of Environmental Laws as provided in the Environmental Indemnity. The obligations of the Borrower under the Environmental Indemnity shall not be secured by the Security Instrument.

6.2. Borrower’s Representations and Warranties. Borrower represents and warrants to Lender that each and every representation and warranty in the Environmental Indemnity (collectively “Environmental Representations”) is true and correct.

6.3. Survival of Representations and Warranties. The Environmental Representations shall be continuing and shall be true and correct from the date of this Agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

6.4. Notice to Lender. Borrower shall give prompt written notice to Lender of:

6.4.1. Any proceeding or inquiry by any Governmental Authority regarding the presence or threatened presence of any Hazardous Materials on the Real Property Collateral;

6.4.2. All claims made or threatened by any third party against Borrower or the Real Property Collateral relating to any loss or injury resulting from any Hazardous Materials;

6.4.3. Any notice given to Borrower under Environmental Laws; and

6.4.4. Discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property Collateral that could cause it or any part of it to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Real Property Collateral under any Environmental Laws.

6.5. Lender’s Right to Join Legal Actions. Lender shall have the right, at its option, but at Borrower’s sole cost and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by or against Borrower or the Real Property Collateral in connection with any Environmental Laws.

7. DEFAULT AND REMEDIES.

7.1. Event of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

7.1.1. Payment of Indebtedness. Borrower fails to pay any installment of interest and/or principal under the Note or any other Indebtedness when due and such failure continues for more than ten (10) days after the date such payment was due and payable whether on maturity, the date stipulated in any Loan Document, by acceleration, or otherwise.

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7.1.2. Performance of Obligations. The failure, refusal, or neglect to perform and discharge fully and timely any of the Secured Obligations as and when required.

7.1.3. Judgment. If any final judgment, order, or decree is rendered against Borrower or a Guarantor and is not paid or executed on, or is not stayed by perfection of an appeal or other appropriate action, such as being bonded, or is not otherwise satisfied or disposed of to Lender’s satisfaction within 30 days after entry of the judgment, order, or decree.

7.1.4. Voluntary Bankruptcy. If Borrower or its affiliates, or any Guarantor or its affiliates (a) seeks entry of an order for relief as a debtor in a proceeding under the Bankruptcy Code; (b) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any part of its property and/or assets; (c) files a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or any other competent jurisdiction; (d) makes a general assignment for the benefit of its creditors; or (e) either (i) is unable to or (ii) states in writing its inability to pay its debts as they mature.

7.1.5. Involuntary Bankruptcy. If (a) a petition is filed against Borrower or any Guarantor seeking relief under any bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction; or (b) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of Borrower or any Guarantor, a receiver or trustee for it, or for all or any part of its property; and (c) such petition, order, judgment, or decree is not dismissed, discharged, or stayed within 30 days after its entry or filing.

7.1.6. Foreclosure of Other Liens. If the holder of any lien or security interest on the Collateral (without implying Lender’s consent to the existence, placing, creating, or permitting of any lien or security interest) institutes foreclosure or other proceedings to enforce its remedies thereunder and any such proceedings are not stayed or discharged within 30 days after institution of such foreclosure proceedings.

7.1.7. Sale, Encumbrance, or Other Transfer. If Borrower (a) sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Collateral, or any of Borrower’s interest in the Collateral, or suffers its title to, or any interest in, the Collateral to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Collateral, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Real Property Collateral; or (b) if title to the Collateral becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender’s prior written consent; or (c) if a junior voluntary or involuntary deed of trust or mortgage lien in favor of another lender encumbers the Real Propeny Collateral (other than a Permitted Encumbrance) without Lender’s express prior written consent thereto, which consent may be withheld in Lender’s sole and absolute discretion, then Lender, at Lender’s option, may, without prior notice and subject to Applicable Law, declare all sums secured by the Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

7.1.8. Title and Lien Priority. If Borrower’s, or any other pledgor of Collateral, as applicable, title to any or all of the Collateral or Lender’s security interest on the Collateral or the status of Lender’s lien as a lien and security interest in the priority position indicated in any Security Agreement on any Collateral is endangered in any manner, and Borrower fails to cure the same on Lender’s demand.

7.1.9. Other Defaults. The occurrence of an Event of Default or any default, as defined or described in the other Loan Documents, or the occurrence of a default on any Indebtedness or Secured Obligations.

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7.1.10. Levy on Assets. A levy on any of the assets of Borrower or any Guarantor, and such levy is not stayed or abated within 30 days after such levy.

7.1.11. Breach of Representations. The breach by Borrower, any Guarantor, or any member, general partner, principal or beneficial owner of any of the foregoing of any representation, warranty, or covenant in this Agreement or other Loan Documents or if any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made.

7.1.12. Default Under Prior Security Instrument, or Lien. The failure to pay on a timely basis, or the occurrence of any other default under any note, deed of trust, contract of sale, lien, charge, encumbrance, or security interest encumbering or affecting the Collateral and having priority over the lien of Lender.

7.1.13. Materially Adverse Event. The occurrence of any event or circumstances that in Lender's sole judgment materially adversely affects (i) the ability of Borrower or any Guarantor to perform any of its obligations under this Agreement or under any of the Loan Documents, including, without limitation, the occurrence of any event of dissolution or termination of Borrower, of any member of Borrower, or of any Guarantor; (ii) the business or financial condition of Borrower, or of any member of Borrower, or of any Guarantor; or (iii) the operation or value of the Collateral.

7.1.14. Violation of Governmental Requirements. The failure of Borrower, any tenant, or any other occupant of the Real Property Collateral to comply with any Governmental Requirement. Any potential violation by a tenant or other occupant of the Real Property Collateral of any Governmental Requirement is an Event of Default under the terms of this Agreement; and upon the occurrence of any such violation, Lender, at Lender’s option, may, without prior notice, declare all Indebtedness, regardless of the stated due date(s), immediately due and payable and may exercise all rights and remedies in this Agreement, and any other Loan Documents.

7.2. Remedies. On the occurrence of an Event of Default, Lender may, in addition to any other remedies that Lender may have under this Agreement or under the Loan Documents or by law, at its option and without prior demand or notice, take any or all of the following actions:

7.2.1. The Lender may, without prejudice to any of its other rights under any Loan Document or by Applicable Law, declare all Secured Obligations to be immediately due and payable without presentment, notice of intent to accelerate, representation, demand of payment or protest, which are hereby expressly waived.

7.2.2. The obligation of the Lender, if any, to make additional disbursements, advances (including Construction Disbursements), loans or financial accommodations of any kind to the Borrower shall immediately terminate upon the occurrence of an Event of Default.

7.2.3. If an Event of Default shall have occurred and be continuing, the Lender may exercise any remedy provided by any or all Security Agreements. In addition, the Lender may exercise in respect of any Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral, and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below or by Applicable Law, sell the Collateral or any part thereof in one or more lots at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (IO) days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

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7.2.4. Unless otherwise required by Applicable Law, all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full, and final payment of all the Secured Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under Applicable Law, or directed by a court of competent jurisdiction, to make payment of such surplus.

7.3. Rights and Remedies Cumulative. All rights and remedies provided for herein or in any other Loan Document are not exclusive, each shall be cumulative and in addition to any and all other rights and remedies existing at law or in equity, and all such remedies shall survive the acceleration of one or more of the Notes. Lender’s exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lender from further exercise of that remedy or any other available remedy. No extension of time for payment or performance of any obligation shall operate to release discharge, modify, change or affect the original liability of Borrower for any obligations, either in whole or in part.

7.4. Waiver of Marshalling. Despite the existence of interests in the Collateral other than that created by the Security Agreements, and despite any other provision of this Agreement, if Borrower defaults in paying the Indebtedness or in performing any Secured Obligations, Lender shall have the right, in Lender’s sole and absolute discretion, to establish the order in which the Collateral will be subjected to the remedies provided in this Agreement and Security Agreement and to establish the order in which all or any part of the Indebtedness secured by the Security Agreement is satisfied from the proceeds realized on the exercise of the remedies provided in the Security Agreement. Borrower and any Person who now has or later acquires any interest in the Collateral with actual or constructive notice of this Agreement and/or any Security Agreement waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Agreement, any Security Agreement or otherwise provided by Governmental Requirements.

7.5. Limitations on Borrower During Cure Period. For any period during which Borrower has an opportunity to cure an Event of Default in accordance with this Agreement, the Note, the Security Agreement or any other Loan Document, Borrower shall not (a) make any distributions to its members and (b) make any expenditures outside the ordinary course of business, except to cure an Event of Default of this Agreement, the Note, the Security Agreement or any other Loan Document.

7.6. Limitation of Liability. No claim may be made by Borrower, or any other Person against Lender or its affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, and waives the damages themselves, whether or not accrued and whether or not known or suspected to exist in its favor.

8. GENERAL TERMS.

8.1. No Waiver by Lender. No waiver by Lender of any right or remedy provided by the Loan Documents or Governmental Requirements shall be effective unless such waiver is in writing and signed by authorized officer(s) of Lender. Waiver by Lender of any right or remedy granted to Lender under the Loan Documents or Governmental Requirements as to any transaction or occurrence shall not be deemed a waiver of any future transaction or occurrence. The acceptance of payment of any sum secured by the Collateral after its due date, or the payment by Lender of any Indebtedness or the performance by Lender of any Secured Obligations of Borrower under the Loan Documents, on Borrower’s failure to do so, or the addition of any payment so made by Lender to the Indebtedness secured by the Collateral, or the exercise of Lender’s right to enter the Real Property Collateral and receive and collect the Rents from it, or the assertion by Lender of any other right or remedy under the Loan Documents, shall not constitute a waiver of Lender’s right to require prompt performance of all other Secured Obligations of Borrower under the Loan Documents and payment of the Indebtedness, or to exercise any other right or remedy under the Loan Documents for any failure by Borrower to timely and fully pay the Indebtedness and perform its Secured Obligations under the Loan Documents. Lender may waive any right or remedy under the Loan Documents or Governmental Requirements without notice to or consent from Borrower, any Guarantor of the Indebtedness and of the Secured Obligations under the Loan Documents, or any holder or claimant of a lien or other interest in the Collateral that is junior to the lien of Lender, and without incurring liability to Borrower or any other Person by so doing.

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8.2. Successors and Assigns. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Agreement. The terms of this Agreement shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Agreement cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Agreement, and may sell or assign participations or other interests in all or any part of this Agreement, all without notice to or the consent of Borrower.

8.3. Notice. Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by the Loan Documents shall be in writing; (b) each notice shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address as follows or such other addresses as may be designated by notice given in compliance with this provision:

Lender:	HouseMax Funding, LLC 3711 S Mopac Expy Bldg 1 Ste 375 Austin, Texas 78746-8014

With a copy to:

Fay Servicing, LLC 425 South Financial Place Suite 2000 Chicago, Illinois 60605

Borrower:	Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC

Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

To the extent permitted by Governmental Requirements, if there is more than one Borrower, notice to any Borrower shall constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address(es).

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8.4. Authority to File Notices. Borrower irrevocably appoints, designates, and authorizes Lender as its agent (this agency being coupled with an interest) to file or send to any third party any notice or documents or take any other action that Lender reasonably deems necessary or desirable to protect its interest under this Agreement, or under the Loan Documents, and will on request by Lender, execute such additional documents as Lender may require to further evidence the grant of this right to Lender.

8.5. Attorney-in-Fact. Borrower irrevocably appoints Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest, for purposes of accomplishing any of the foregoing. Borrower further nominates and appoints Lender as attorney-in-fact to perform all acts and execute all documents deemed necessary by Lender in furtherance of the terms of this Agreement; except, however, for receiving notice on behalf of Borrower.

8.6. Time. Time is of the essence in the Loan Documents.

8.7. Amendments, Termination, Waiver. No amendment, supplement, termination, or waiver of any provision of this Agreement or of any of the Loan Documents, nor consent to any departure by Borrower from the terms of this Agreement or of any of the other Loan Documents, shall be effective unless it is in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.8. Headings. The article, section and paragraph headings in this Agreement are for reference only and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular article or section.

8.9. Validity. If any provision of this Agreement is held to be invalid, that holding shall not affect in any respect the validity of the remainder of this Agreement.

8.10. Cross-Default. Any default under the terms of any loan agreement, promissory note, deed of trust, mortgage, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or any guarantor or any Affiliate of Borrower and/or guarantor to Lender or any Affiliate of Lender, whether previously executed or executed hereafter; shall, at Lender’s option, constitute an Event of Default and a “Cross-Default Event” under this Agreement. Notwithstanding anything contained in the Loan Documents to the contrary, any Loan sold, participated, or otherwise transferred to a third party shall not be cross-defaulted or cross-collateralized with any other loan not sold or transferred to the same third party. The following definitions shall apply to this Section:

Affiliate for the purposes of this Section, shall include but not be limited to:

(a) Any person or entity that directly or indirectly Controls, is Controlled by, or is under common Control with the Borrower, guarantor or Lender.

(b) Any principal, partner, shareholder, officer, director, member, manager, employee, or agent of the Borrower, guarantor or Lender.

(c) Any parent, subsidiary, or other affiliated entity of the Borrower, guarantor or Lender.

(d) Any immediate family member of any principal of the Borrower, guarantor or Lender.

(e) Any guarantor or co-Borrower of the Loan.

Control and derivative terms means the possession, directly or indirectly, and acting either alone or together with others, of the power or authority to direct or cause the direction of the management, material policies, material business decisions or the affairs of a Person, whether through the ownership of equity securities or interests, by contract or other means.

Person means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

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8.10.1. Remedies Upon Cross-Default. Upon the occurrence of a Cross-Default Event, without limiting any other rights of Lender under this Agreement or other Loan Documents, Lender shall have the right to:

(a) Declare the entire unpaid principal balance of the Loan, together with all accrued interest and other sums due under the Loan Documents, to be immediately due and payable.

(b) Pursue any and all remedies available under the Loan Documents or at law or in equity, including but not limited to foreclosure of the Security Instrument, collection of rents, and appointment of a receiver.

(c) Exercise any other rights or remedies as provided in the Loan Documents or as available at law or in equity.

8.10.2. Notification of Cross-Default Event. Borrower agrees to notify Lender in writing immediately upon the occurrence of any Cross-Default Event. Failure to provide such notification shall constitute an additional Event of Default under the Loan Documents.

BORROWER’S INITIALS: _______

8.11. Survival of Warranties. All agreements, representations, and warranties made in this Agreement shall survive the execution and delivery of this Agreement, of the Loan Documents, and the making of the Loan under this Agreement and continue in full force and effect until the Secured Obligations have been fully paid and satisfied.

8.12. Attorneys’ Fees. Borrower agrees to pay the following costs, expenses, and Attorneys’ Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys’ Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed (b) reasonable costs, expenses, and Attorneys’ Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys’ Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys’ Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender in any lawsuit or other dispute shall be entitled to its Attorneys’ Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post-judgment fees, costs, and expenses is separate and several and shall survive the merger of the Loan Documents into any judgment on the Loan Agreement, Note, Guaranty, Security Instrument, or any other Loan Documents.

8.13. Governing Law; Consent to Jurisdiction and Venue. This Agreement is made by Lender and accepted by Borrower in the State of Texas, except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Real Property Collateral under the Loan Documents shall be governed by and construed according to the laws of the state in which each Real Property Collateral is situated. To the fullest extent permitted by the law of the state in which each Real Property Collateral is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender’s rights with respect to such security interest created in the state in which each Real Property Collateral is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender’s rights against the Real Property Collateral, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Borrower submits to personal jurisdiction in that forum for any and all purposes. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue.

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BORROWER’S INITIALS:

8.14. Legal Relationships. The relationship between Borrower and Lender is that of lender and borrower, and no partnership, joint venture, or other similar relationship shall be inferred from this Agreement. Borrower shall not have the right or authority to make representations, to act, or to incur debts or liabilities on behalf of Lender. Borrower is not executing this Agreement as an agent or nominee for an undisclosed principal, and no third-party beneficiaries are or shall be created by the execution of this Agreement.

8.15. Dispute Resolution: Waiver of Right to Jury Trial.

8.15.1. ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

8.15.2. WAIVER OF RIGHT TO JURY TRIAL. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT AND WAIVER OF RIGHT TO JURY TRIAL WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.

BORROWER’S INITIALS:

8.16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

8.17. Severability. If any provision of the Loan Documents, or the application of them to the circumstances, is held void, invalid, or unenforceable by a court of competent jurisdiction, the Loan Documents, and the applications of such provision to other parties or circumstances, shall not be affected thereby, the provisions of the Loan Documents being severable in any such instance.

8.18. Cooperation. Borrower acknowledges that Lender and its successors and assigns may (a) sell, transfer, or assign the Loan Documents to one or more investors as a whole loan, in a rated or unrated public offering or private placement; (b) participate the Loan to one or more investors in a rated or unrated public offering or private placement; (c) deposit the Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement; or (d) otherwise sell the Loan or interest therein to investors in a rated or unrated public offering or private placement. (The transactions referred to in clauses (a)-(d) are hereinafter referred to as "Secondary Market Transactions.") Borrower shall, at Lender's expense, cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including, without limitation, a rating agency and/or an institutional purchaser, participant, or investor) including, without limitation, all structural or other changes to the Loan Documents, modifications to any documents to the Loan Documents, delivery of opinions of counsel acceptable to the rating agency or such other purchasers, participants or investors, and addressing such matters as the rating agency or such other purchasers, participants, or investors may require; provided, however, that the Borrower shall not be required to modify any documents evidencing or securing the Loan Documents that would modify (i) the interest rate payable under the Note, (ii) the stated Maturity Date, (iii) the amortization of principal of the Note, or (iv) any other material terms or covenants of the Note. Borrower shall provide such information and documents relating to Borrower, the Collateral, any Leases (as defined in the Security Instrument), and any lessees as Lender or the rating agency or such other purchasers, participants, or investors may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to the rating agency or prospective purchasers, participants, or investors any information in its possession including, without limitation, financial statements relating to Borrower, the Collateral, and any lessee. Borrower acknowledges and agrees that certain information regarding the Loan and the parties thereto and the Real Property Collateral may be included in a private placement memorandum, prospectus, or other disclosure documents and consents to the release of such information to third parties.

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8.19. Obligations of Borrower Joint and Several. If more than one Person is named as Borrower, each obligation of Borrower under this Agreement shall be the joint and several obligations of each such Person.

8.20. No Modifications or Amendments; No Waiver. Except as specified herein, the Loan Documents may not be amended, modified or changed, nor shall any waiver of the provisions hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. Additionally, a waiver of any provision in one event shall not be construed as a waiver of any other provision at any time, as a continuing waiver, or as a waiver of such provision on a subsequent event.

8.21. Integration. This Agreement and all schedules and exhibits hereto referred to herein, together with the Note and the other Loan Documents, embody the final, entire agreement among the parties and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties. There are no oral agreements among the parties. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Loan Document, the provision contained in this Agreement shall govern and control.

8.22. REMIC Savings Clause. Notwithstanding anything to the contrary in this Agreement, if the Loan is held by a “real estate investment conduit” (a “REMIC”) within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “IRS Code”), and following the release of any Real Property Collateral the ratio of the outstanding principal balance of the Loan to the value of the Real Property Collateral securing the Loan is greater than 125% (based solely on the value of the real property and excluding personal property or going concern value, if any, as determined by Lender in its sole discretion, using any commercially reasonable method permitted to a REMIC under the IRS Code) (such amount, the “REMIC L TV”), then Borrower shall pay down the principal balance of the Loan by an amount equal to the greater of (A) the amount of principal required to be paid pursuant to this Section and (B) the least of the following amounts: (1) if the released Real Property Collateral is sold in an arm’s length transaction with an unrelated third party, the net proceeds of such sale; (2) the fair market value of the released Real Property Collateral at the time of the release, as determined by Lender in its sole discretion using any commercially reasonable method permitted to a REMIC under the IRS Code; and (3) an amount such that the REMIC LTV does not increase due to the release.

THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, Borrower has executed this Agreement as of the date first written above by and through their duly authorized representatives.

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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SECURED NOTE

$171,500.00	Date: September 14, 2026
Travis County, Texas

Property Address:	565 Mountainview Dr, Covington, Georgia 30016-7187

FOR VALUE RECEIVED, the undersigned, Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”), hereby promises to pay to HouseMax Funding, LLC, a Texas limited liability company, or order (“Lender”), whose address is 3711 S Mopac Expy Bldg 1 Ste 375, Austin, Texas 78746-8014, the principal sum of One Hundred Seventy-One Thousand Five Hundred and 00/100 Dollars ($171,500.00), together with interest on the entire Loan Amount of this Note, as follows:

1. Interest. Interest on the entire loan amount, including any Lender Retained Funds, will accrue from the date any proceeds have been distributed to or on behalf of the Borrower (the “Date of Advance”) at an annual rate equal to Six and 80/100 Percent (6.8%).

1.1. Computation of Interest. Interest on this Note is computed on a 30/360 basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the entire Loan Amount, multiplied by a month of 30 days. Interest for the odd days before the first full month and any partial month in which the loan is repaid in full is calculated on the basis of the actual days and a 360-day year and shall include the day of payoff. All interest payable under this Note is computed using this method.

2. Payment Obligations.

2.1. In General. Borrower will make a payment each month until the entire indebtedness evidenced by this Note and all accrued and unpaid principal, interest and other charges due hereunder have been paid in full. If Borrower still owes amounts under this Note on October 1, 2056 (the “Maturity Date”), Borrower will pay those amounts in full on that date. Payments due under the Note shall be made in U.S. currency. Lender may charge a non-sufficient funds fee, in Lender’s discretion, for each payment that is returned unpaid by the Borrower’s bank. This charge may be in addition to any other charges provided for herein. Further, if any check or other instrument received by Lender as payment under the Note or the Security Instrument is returned to Lender unpaid, Lender may require that any or all subsequent payments due under this Note and the Security Instrument be made in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer’s check or cashier’s check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality, or entity; (d) Electronic Funds Transfer; or (e) wire. Lender reserves the right, in its sole and absolute discretion, to require payment in any other manner.

2.2. Interest-Only Payments. Interest-only payments shall be due and payable in consecutive monthly installments of Nine Hundred Seventy-One and 83/100 Dollars ($971.83) commencing with the first payment due on November 1, 2026 and continuing on the first day of every month thereafter for a period of one hundred twenty (120) consecutive months.

2.3. Payments of Principal and Interest. Beginning on November 1, 2036 and on the first day of every month thereafter, Borrower will make monthly payments of principal and interest amortized over two hundred forty (240) months in the amount of One Thousand Three Hundred Nine and 13/100 Dollars ($1,309.13).

2.4. Servicing Fees. In addition to any amounts due above, Borrower shall be responsible for all servicing costs. Servicing costs will be included in Borrower’s monthly statement provided by Lender’s loan servicer of Lender’s choice. In addition, servicing costs shall be billed to Borrower as incurred.

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2.5. Delivery of Payments. Payments due under this Note shall be made to Lender’s loan servicer, Fay Servicing, LLC, whose address is 425 South Financial Place Suite 2000, Chicago, Illinois 60605, or any other loan servicer Lender chooses, by electronic funds transfer by automated clearing house payments (“ACH Payments”). Borrower shall provide, and at all times maintain and control a valid account to be used for ACH Payments and shall ensure sufficient funds in the account to cover the amount of each payment or debit entry. Borrower’s failure to provide, maintain, or control a valid account to be used for ACH Payments or failure to deposit and/or maintain sufficient funds in the account for each debit entry, shall be a Default under this Note and the Loan Agreement. Borrower certifies and represents to Lender that the account listed on the accompanying ACH form has been established for business purposes and not any consumer or personal, family, or household purposes. Lender reserves the right, in its sole and absolute discretion, to require payment in any other manner.

2.6. Order of Application of Payments. Each payment under this Note shall be credited in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest thereon under any provision of this Note, the Loan Agreement, or the Security Instrument, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.7. Other Terms. This Note is subject to the following additional terms as provided for in the Loan Agreement. See headings in Loan Agreement sections for applicability.

Tax Reserve

Insurance Reserve

3. Late Charge. Borrower acknowledges that default in the payment of any sum due under this Note will result in losses and additional expenses to Lender in servicing the indebtedness evidenced by this Note, handling such delinquent payments, and meeting its other financial obligations. Borrower further acknowledges that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Borrower acknowledges and agrees that, if any payment due under this Note is not received by Lender within the later of (i) ten (10) days when due, or (ii) the minimum time past due required by Applicable Law, an amount equal to the lesser of (a) 5 cents ($0.05) for each dollar ($1.00) that is not paid when due, or (b) the maximum charge allowed under Applicable Law would be a reasonable estimate of expenses so incurred (the “Late Charge”). Without prejudicing or affecting any other rights or remedies of Lender, Borrower shall pay the Late Charge to Lender as liquidated damages to cover expenses incurred in handling such delinquent payment.

4. Default. On (a) Borrower's failure to pay any installment or other sum due under this Note when due and payable (whether by extension, acceleration, or otherwise), (b) an Event of Default (as defined in the Loan Agreement), or (c) any breach of any other promise or obligation in this Note or in any other instrument now or hereafter securing the indebtedness evidenced by this Note, then, and in any such event, Lender may, at its option, declare this Note (including, without limitation, all accrued interest) due and payable immediately regardless of the Maturity Date. Borrower expressly waives notice of the exercise of this option.

5. Prepayment.

5.1. Prepayment Premium. Borrower may prepay this Note in whole or in part at any time. However, if Borrower prepays this Note in whole or in part prior to the Maturity Date, Borrower shall pay a Prepayment Premium (“Prepayment Premium”) equal to the following:

(a) If prepayment is made before October 1, 2027, Borrower shall pay a fee equal to 5.00% of the amount prepaid.

(b) If prepayment is made on or after October 1, 2027, and before October 1, 2028, Borrower shall pay a fee equal to 4.00% of the amount prepaid.

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(c) If prepayment is made on or after October 1, 2028, and before October 1, 2029, Borrower shall pay a fee equal to 3.00% of the amount prepaid.

(d) If prepayment is made on or after October 1, 2029, and before October 1, 2030, Borrower shall pay a fee equal to 2.00% of the amount prepaid.

(e) If prepayment is made on or after October 1, 2030, and before October 1, 2031, Borrower shall pay a fee equal to 1.00% of the amount prepaid.

On or after October 1, 2031, Borrower may prepay this Note in whole or in part at any time without paying any premium. All prepayments of principal on this Note shall be applied to the most remote principal installment or installments then unpaid.

5.2. Ability to Pay Prepayment. Borrower shall have no right to prepay and Lender shall have no duty to accept full or partial prepayment of this Note without Borrower giving Lender thirty (30) days prior written notice of his, her or its intention to prepay this Note. Said notice shall include the amount Borrower intends to repay. Borrower shall pay Lender the principal due under this Note together with (a) any Prepayment Premium contemplated in this Note and (b) any accrued but yet unpaid interest and fees.

5.3. Prepayment Waivers. BORROWER ACKNOWLEDGES AND AGREES THAT BORROWER HAS NO RIGHT TO PREPAY THIS NOTE EXCEPT AS PROVIDED IN THIS SECTION. BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT IF THE MATURITY DATE IS ACCELERATED BY LENDER PURSUANT TO THE LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, A JUNIOR LIEN LENDER OF THE PROPERTY), AND BORROWER OR ANY THIRD PERSON THEREAFTER SEEKS TO PAY OFF SUCH ACCELERATED INDEBTEDNESS OR PURCHASE THE PROPERTY AT A FORECLOSURE SALE (WHETHER JUDICIAL OR NON-JUDICIAL), SUCH PAYOFF OR PURCHASE SHALL CONSTITUTE A PREPAYMENT HEREUNDER AND THE PREPAYMENT PREMIUM SET FORTH ABOVE SHALL BE DUE IN THE EVENT PREPAYMENT OCCURS. BY INITIALING BELOW, BORROWER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT BORROWER SHALL PAY THE PREPAYMENT PREMIUM, EVEN IN THE CASE WHERE LENDER HAS ACCELERATED THE MATURITY DATE PURSUANT TO THE LOAN DOCUMENTS; THAT THE CALCULATION OF THE PREPAYMENT PREMIUM IS FAIR AND REASONABLE TO COMPENSATE LENDER FOR THE LOSS WHICH LENDER MAY INCUR AS A RESULT OF PREPAYMENT OF THIS NOTE; THAT BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE OR CLAIM TO HAVE UNDER TEXAS LAW; AND THAT LENDER HAS MADE THE LOAN EVIDENCED BY THIS NOTE IN RELIANCE ON THE AGREEMENTS AND WAIVERS OF BORROWER IN THIS SECTION AND LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVERS.

BORROWER’S INITIALS: SL

6. Interest on Default. If Borrower is in default under the Loan Documents, then at the sole and absolute discretion of Lender and without notice or opportunity to cure, the entire Loan Amount shall immediately bear an annual interest rate equal to the lesser of (a) Eighteen and 00/100 Percent (18%); or (b) the maximum interest rate allowed by law (the “Default Rate”). The Loan shall accrue interest at the Default Rate only until all defaults are cured and the Loan is reinstated. Borrower acknowledges, understands and agrees that in connection with any default: (i) Lender’s risk of nonpayment of the Loan will be materially increased; (ii) Lender’s ability to meet its other obligations and to take advantage of other investment opportunities will be adversely impacted; (iii) Lender may need to set aside funds in a loan loss reserve, repurchase the loan from a credit provider or otherwise impair their capital; (iv) Lender may be unable to raise additional funds from investors, credit facilities or other capital sources due to defaults in its portfolio; (v) the value of the Lender’s loan will materially decrease and may become unmarketable altogether; (vi) the value of Lender’s business enterprise will be reduced; (vii) Lender will incur additional costs and expenses arising from its loss of the use of the amounts due; (viii) the aforementioned list of risks, losses and damages is not exhaustive and Lender will suffer additional exposure to risk, losses and damages not specifically identified above; (ix) it is extremely difficult and impractical to determine such additional costs and expenses; (x) Lender is entitled to be compensated for such additional risks, costs, and expenses; and (xi) the increase to the Default Rate represents a fair and reasonable estimate of the additional risks, costs, and expenses Lender will incur by reason of Borrower’s default and the additional compensation Lender is entitled to receive for the harms incurred by Lender due to Borrower’s default. Interest at the Default Rate shall be payable by Borrower without prejudice to the rights of Lender to collect any other amounts to be paid under this Note (including, without limitation, late charges), the Loan Agreement, or the Security Instrument.

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7. Capitalization of Accrued But Unpaid Interest. Any accrued and unpaid interest on the Loan remaining past due for thirty (30) days or more may, at Lender’s sole and absolute discretion, be added to and become part of the unpaid principal balance of the Loan.

8. Due-on-Sale. If Borrower (a) sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Collateral, or any of Borrower’s interest in the Collateral, or suffers its title to, or any interest in, the Collateral to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Collateral, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Real Property Collateral; or (b) if title to the Collateral becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender’s prior written consent, or (c) if a junior voluntary or involuntary deed of trust or mortgage lien in favor of another lender encumbers the Real Property Collateral (other than a Permitted Encumbrance) without Lender’s express prior written consent thereto, which consent may be withheld in Lender’s sole and absolute discretion, then Lender, at Lender’s option, may, without prior notice and subject to Applicable Law, declare all sums secured by the Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

9. Waiver. Borrower, endorsers, and all other persons liable or to become liable on this Note waive diligence, presentment, protest and demand, and also notice of protest, demand, nonpayment, dishonor and maturity and consents to any extension of the time or terms of payment hereof, any and all renewals or extensions of the terms hereof, any release of all or any part of the security given for this Note, any acceptance of additional security of any kind and any release of any party liable under this Note. Any such renewals or extensions may be made without notice to Borrower.

10. Notice. Any notice required to be provided in this Note shall be given in accordance with the notice requirements provided in the Loan Agreement.

11. Assignment. This Note is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Note. The terms of this Note shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Note cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or any part of this Note, all without notice to or the consent of Borrower.

12. Usury. All agreements between Borrower and Lender are expressly limited, so that in no event or contingency, whether because of the advancement of the proceeds of this Note, acceleration of maturity of the Loan, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, or retention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances, fulfillment of any provision of this Note, or the Loan Documents, after timely performance of such provision is due, shall involve exceeding the limit of validity prescribed by law that a court of competent jurisdiction deems applicable, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Lender shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to reduce the unpaid principal balance under this Note and not to pay interest, or, if such excessive interest exceeds the unpaid principal balance under this Note, such excess shall be refunded to Borrower. This provision shall control every other provision of all agreements between Borrower and Lender.

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Note	Loan No. 123263
Borrower's Initials: SL

13. Usury Savings Provisions. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (as hereinafter defined), or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. Borrower acknowledges and agrees that the interest rate set forth in this Note was elected by the parties pursuant to an optional rate ceiling set forth in Subchapter A of Chapter 303 of the Texas Finance Code. For purposes of this Note, “Indebtedness” shall mean all indebtedness evidenced by this Note, and all amounts payable in the performance of any covenant or obligation in any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, or any part of such indebtedness. If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Indebtedness, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term hereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either credit such excess interest against the Indebtedness then owing by Borrower to Lender and/or refund such excess interest to Borrower. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Borrower for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Note or any other part of the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other Loan Documents or in any other document or instrument pertaining to the Indebtedness.

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14. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents (as defined in the Loan Agreement).

15. Loan Agreement. This Note is also secured by and is subject to the provisions of that certain Loan and Security Agreement of even date herewith (the “Loan Agreement”) between Borrower and Lender, and all Collateral referenced and incorporated in the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Note, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

16. Counterparts. This Note may be signed in one or more counterparts, each of which shall be deemed an original. This Note shall be deemed fully executed and effective when all parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS.

[SIGNATURES FOLLOW]

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Note	Loan No. 123263
Borrower's Initials: SL

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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Note	Loan No. 123263
Borrower's Initials: SL

[SPACE ABOVE RESERVED FOR RECORDER'S USE]

COVER SHEET TO DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND

RENTS, FIXTURE FILING, AND SECURITY AGREEMENT

Date of Instrument: September 14, 2026

Signatories to Instrument: Sachin Latawa, President, Secretary for TIRIOS CORPORATION, a Delaware corporation, as Managing Member for Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company

Grantee’s Mailing Address:	HouseMax Funding, LLC 3711 S Mopac Expy Bldg 1 Ste 375 Austin, Texas 78746-8014

Map and Parcel ID Number:	0047C00000067000

Original Loan Amount:	$171,500.00

Initial Maturity Date:	October 1, 2056

Intangible Recording Tax:

Citation to Intangible Recording Tax Exemption Authority (If Applicable):

NOTE: THIS COVER SHEET DOES NOT MODIFY THE TERMS OF THE ATTACHED INSTRUMENT.

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RECORDING REQUESTED BY:

Stewart Title Company, Issuing Agent for Stewart Title

Guaranty Company

WHEN RECORDED, RETURN TO:

ATTN:

HouseMax Funding, LLC

3711 S Mopac Expy Bldg 1 Ste 375

Austin, Texas 78746-8014

Loan No. 123263

Property ID No.: 0047C00000067000

DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS, FIXTURE

FILING, AND SECURITY AGREEMENT

Note Amount:	$171,500.00
Property Address:	565 Mountainview Dr, Covington, Georgia 30016-7187

THIS DOCUMENT CONSTITUTES A FIXTURE FILING IN ACCORDANCE WITH THE GEORGIA COMMERCIAL CODE AND IS TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF BORROWER, AS “DEBTOR” AND LENDER, AS “SECURED PARTY.” A FURTHER STATEMENT RELATED TO THIS FIXTURE FILING IS CONTAINED IN THE NON UNIFORM COVENANTS HEREOF.

This Deed to Secure Debt, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the “Security Instrument” or Deed to Secure Debt“) is made as of September 14, 2026, among Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”), and HouseMax Funding, LLC, a Texas limited liability company, as grantee (“Lender”), whose address is 3711 S Mopac Expy Bldg 1 Ste 375, Austin, Texas 78746-8014.

TRANSFER OF RIGHTS IN THE PROPERTY

To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations (as defined in this Security Instrument), Borrower does hereby irrevocably and unconditionally MORTGAGE, GRANT, WARRANT, CONVEY, BARGAIN, SELL, TRANSFER, AND ASSIGN to and for the benefit of Lender, with power of sale and right of entry and possession, the Mortgaged Property, subject only to the Permitted Encumbrances, to have and to hold the Mortgaged Property, and Borrower does hereby bind itself, its successors, and its assigns to warrant and forever defend the title to the Mortgaged Property to Lender against anyone lawfully claiming it or any part of it by, through or under Borrower. As additional security for the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Borrower grants to Lender a security interest in the Personality, Fixtures, Leases, and Rents under Article Nine of the Uniform Commercial Code in effect in the State of Georgia (Title 11. Article 9. Uniform Commercial Code --Secured Transactions). Borrower further grants, bargains, conveys, assigns, transfers, and sets over to Lender a security interest in and to all of Borrower’s right, title, and interest in, to, and under the Personality, Fixtures, Leases, Rents, and Mortgaged Property (to the extent characterized as personal property) to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations.

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Borrower agrees to execute and deliver, from time to time, such further instruments, including, but not limited to, security agreements, assignments, and UCC financing statements, as may be requested by Lender to confirm the lien of this Security Instrument on any of the Mortgaged Property. Borrower further irrevocably grants, transfers, and assigns to Lender the Rents. This assignment of Rents is to be effective to create a present security interest in existing and future Rents of the Mortgaged Property.

TO MAINTAIN AND PROTECT THE SECURITY OF THIS SECURITY INSTRUMENT, TO SECURE THE FULL AND TIMELY PERFORMANCE BY BORROWER OF EACH AND EVERY OBLIGATION, COVENANT, AND AGREEMENT OF BORROWER UNDER THE LOAN DOCUMENTS, AND AS ADDITIONAL CONSIDERATION FOR THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THE LOAN DOCUMENTS, BORROWER HEREBY COVENANTS, REPRESENTS, AND AGREES AS FOLLOWS:

DEFINITIONS.

1

1. Definitions. For purposes of this Security Instrument, each of the following terms shall have the following respective meanings:

1.1 “Attorneys’ Fees. Any and all attorney fees (including the allocated cost of in-house counsel), paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and in any bankruptcy proceedings, and attorney costs and expenses incurred or paid by Lender in protecting its interests in the Mortgaged Property, including, but not limited to, any action for waste, and enforcing its rights under this Security Instrument.

1.2 Borrower.

1.2.1. The named Borrower in this Security Instrument;

1.2.2. The obligor under the Note, whether or not named as Borrower in this Security Instrument; and

1.2.3. Subject to any limitations of assignment as provided for in the Loan Documents, the heirs, legatees, devisees, administrators, executors, successors in interest to the Mortgaged Property, and the assigns of any such Person.

All references to Borrower in the remainder of the Loan Documents shall mean the obligor under the Note.

1.3 Event of Default An Event of Default as defined in the Loan Agreement.

1.4 Fixtures All right, title, and interest of Borrower in and to all materials, supplies, equipment, apparatus, and other items now or later attached to, installed on or in the Land or the Improvements, or that in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the state where the Mortgaged Property is located, including the Uniform Commercial Code. “Fixtures” includes, without limitation, all items of Personalty to the extent that they may be deemed Fixtures under Governmental Requirements.

1.5 Governmental Authority Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.6 Governmental Requirements Any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.7 Impositions All real estate and personal property taxes, water, gas, sewer, electricity, and other utility rates and charges; charges imposed under any subdivision, planned unit development, or condominium declaration or restrictions; charges for any easement, license, or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, charges, and assessments and any interest, costs, or penalties of any kind and nature that at any time before or after the execution of this Security Instrument may be assessed, levied, or imposed on the Mortgaged Property or on its ownership, use, occupancy, or enjoyment.

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1.8 Improvements Any and all buildings, structures, improvements, fixtures, and appurtenances now and later placed on the Mortgaged Property, including, without limitation, all apparatus and equipment, whether or not physically affixed to the land or any building, which is used to provide or supply air cooling, air conditioning, heat, gas, water, light, power, refrigeration, ventilation, laundry, drying, dish washing, garbage disposal, or other services; and all elevators, escalators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, partitions, ducts, compressors, plumbing, ovens, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains, curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, pools, spas, pool and spa operation and maintenance equipment and apparatus, and trees and plants located on the Mortgaged Property, all of which, including replacements and additions, shall conclusively be deemed to be affixed to and be part of the Mortgaged Property conveyed to Lender under this Security Instrument.

1.9 Indebtedness The principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.9.1. The Note (including, without limitation, any prepayment premium, late payment, and other charges payable under the Note);

1.9.2. The Loan Agreement;

1.9.3. This Security Instrument and all other Loan Documents;

1.9.4. All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.9.5. Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Obligations evidenced by such document are secured by the terms of this Security Instrument, including, but not limited to, funds advanced to protect the security or priority of the Security Instrument; and

1.9.6. Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.10 Land The real estate or any interest in it described in Exhibit “A” attached to this Security Instrument and made a part of it, together with all Improvements and Fixtures and all rights, titles, and interests appurtenant to it.

1.11 Leases Any and all leases, subleases, licenses, concessions, or other agreements (written or verbal, now or later in effect) that grant a possessory interest in and to, or the right to extract, mine, reside in, sell, or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements, and service contracts that in any way relate to the use, occupancy, operation, maintenance, enjoyment, or ownership of the Mortgaged Property, except any and all leases, subleases, or other agreements under which Borrower is granted a possessory interest in the Land.

1.12 Lender The named Lender in this Security Instrument and the owner and holder (including a pledgee) of any Note, Indebtedness, or Obligations secured by this Security Instrument, whether or not named as Lender in this Security Instrument, and the heirs, legatees, devisees, administrators, executors, successors, and assigns of any such Person.

1.13 Loan The extension of credit made by Lender to Borrower under the terms of the Loan Documents.

1.14 Loan Agreement The Loan and Security Agreement given by Borrower evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments thereto.

1.15 Loan Documents Collectively, this Security Instrument, the Note, and all other instruments and agreements required to be executed by Borrower or any guarantor in connection with the Loan. Notwithstanding the foregoing, when used in the definitions of Indebtedness and Obligations, and in relation to the discussion of the Obligations and Indebtedness that are secured by this Security Instrument, the term “Loan Documents” specifically excludes any Guaranty and the Environmental Indemnity Agreement dated the date of this Security Instrument, executed by Borrower and/or any guarantor of the Loan, each of which are not secured by this Security Instrument.

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1.16 Mortgaged Property The Land, Improvements, Fixtures, Personality, Leases, and Rents that is described as follows:

SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF,

commonly known as:	565 Mountainview Dr, Covington, Georgia 30016-7187 Property ID No.: 0047C00000067000

together with:

1.16.1. All right, title, and interest (including any claim or demand or demand in law or equity) that Borrower now has or may later acquire in or to such Mortgaged Property; all easements, rights, privileges, tenements, hereditaments, and appurtenances belonging or in any way appertaining to the Mortgaged Property; all of the estate, right, title, interest, claim, demand, reversion, or remainder of Borrower in or to the Mortgaged Property, either at law or in equity, in possession or expectancy, now or later acquired; all crops growing or to be grown on the Mortgaged Property; all development rights or credits and air rights; all water and water rights (whether or not appurtenant to the Mortgaged Property) and shares of stock pertaining to such water or water rights, ownership of which affects the Mortgaged Property; all minerals, oil, gas, and other hydrocarbon substances and rights thereto in, on, under, or upon the Mortgaged Property and all royalties and profits from any such rights or shares of stock; all right, title, and interest of Borrower in and to any streets, ways, alleys, strips, or gores of land adjoining the Land or any part of it that Borrower now owns or at any time later acquires and all adjacent lands within enclosures or occupied by buildings partly situated on the Mortgaged Property;

1.16.2. All intangible Mortgaged Property and rights relating to the Mortgaged Property or its operation or used in connection with it, including, without limitation, permits, licenses, plans, specifications, construction contracts, subcontracts, bids, deposits for utility services, installations, refunds due Borrower, trade names, trademarks, and service marks;

1.16.3. All of the right, title, and interest of Borrower in and to the land lying in the bed of any street, road, highway, or avenue in front of or adjoining the Land;

1.16.4. Any and all awards previously made or later to be made by any Governmental Authority to the present and all subsequent owners of the Mortgaged Property that may be made with respect to the Mortgaged Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to or decrease of value of the Mortgaged Property, which award or awards are assigned to Lender and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of any such award or awards from the authorities making them and to give proper receipts and acquittances for them;

1.16.5. All certificates of deposit of Borrower in Lender’s possession and all bank accounts of Borrower with Lender and their proceeds, and all deposits of Borrower with any Governmental Authority and/or public utility company that relate to the ownership of the Mortgaged Property;

1.16.6. All Leases of the Mortgaged Property or any part of it now or later entered into and all right, title, and interest of Borrower under such Leases, including cash or securities deposited by the tenants to secure performance of their obligations under such Leases (whether such cash or securities are to be held until the expiration of the terms of such Leases or applied to one or more of the installments of rent coming due immediately before the expiration of such terms), all rights to all insurance proceeds and unearned insurance premiums arising from or relating to the Mortgaged Property, all other rights and easements of Borrower now or later existing pertaining to the use and enjoyment of the Mortgaged Property, and all right, title, and interest of Borrower in and to all declarations of covenants, conditions, and restrictions as may affect or otherwise relate to the Mortgaged Property;

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1.16.7. Any and all proceeds of any insurance policies covering the Mortgaged Property, whether or not such insurance policies were required by Lender as a condition of making the Loan secured by this Security Instrument or are required to be maintained by Borrower as provided below in this Security Instrument; which proceeds are assigned to Lender, and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of such insurance policies from the insurers issuing the same and to give proper receipts and acquittances for such policies, and to apply the same as provided below;

1.16.8. If the Mortgaged Property includes a leasehold estate, all of Borrower’s right, title, and interest in and to the lease, more particularly described in Exhibit “A” attached to this Security Instrument (the “Leasehold”) including, without limitation, the right to surrender, terminate, cancel, waive, change, supplement, grant subleases of, alter, or amend the Leasehold;

1.16.9. All plans and specifications for the Improvements; all contracts and subcontracts relating to the Improvements; all deposits (including tenants’ security deposits; provided, however, that if Lender acquires possession or control of tenants’ security deposits Lender shall use the tenants’ security deposits only for such purposes as Governmental Requirements permit), funds, accounts, contract rights, instruments, documents, general intangibles, and notes or chattel paper arising from or in connection with the Mortgaged Property; all permits, licenses, certificates, and other rights and privileges obtained in connection with the Mortgaged Property; all soils reports, engineering reports, land planning maps, drawings, construction contracts, notes, drafts, documents, engineering and architectural drawings, letters of credit, bonds, surety bonds, any other intangible rights relating to the Land and Improvements, surveys, and other reports, exhibits, or plans used or to be used in connection with the construction, planning, operation, or maintenance of the Land and Improvements and all amendments and modifications; all proceeds arising from or by virtue of the sale, lease, grant of option, or other disposition of all or any part of the Mortgaged Property (consent to same is not granted or implied); and all proceeds (including premium refunds) payable or to be payable under each insurance policy relating to the Mortgaged Property;

1.16.10. All trade names, trademarks, symbols, service marks, and goodwill associated with the Mortgaged Property and any and all state and federal applications and registrations now or later used in connection with the use or operation of the Mortgaged Property;

1.16.11. All tax refunds, bills, notes, inventories, accounts and charges receivable, credits, claims, securities, and documents of all kinds, and all instruments, contract rights, general intangibles, bonds and deposits, and all proceeds and products of the Mortgaged Property;

1.16.12. All money or other personal property of Borrower (including, without limitation, any instrument, deposit account, general intangible, or chattel paper, as defined in the Uniform Commercial Code) previously or later delivered to, deposited with, or that otherwise comes into Lender’s possession;

1.16.13. All accounts, contract rights, chattel paper, documents, instruments, books, records, claims against third parties, money, securities, drafts, notes, proceeds, and other items relating to the Mortgaged Property;

1.16.14. All construction, supply, engineering, and architectural contracts executed and to be executed by Borrower for the construction of the Improvements; and

1.16.15. All proceeds of any of the foregoing.

As used in this Security Instrument, “Mortgaged Property” is expressly defined as meaning all or, when the context permits or requires, any portion of it and all or, when the context permits or requires, any interest in it.

1.17 Note The Secured Note payable by Borrower to the order of Lender in the principal amount of One Hundred Seventy-One Thousand Five Hundred and 00/100 Dollars ($171,500.00), which matures on October 1, 2056, evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

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1.18 Obligations Any and all of the covenants, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower to Lender as set forth in the Loan Documents; any lease, sublease, or other agreement under which Borrower is granted a possessory interest in the Land; each obligation, covenant, and agreement of Borrower in the Loan Documents or in any other document executed by Borrower in connection with the loan(s) secured by this Security Instrument whether set forth in or incorporated into the Loan Documents by reference; each and every monetary provision of all covenants, conditions, and restrictions, if any, pertaining to the Mortgaged Property and on Lender’s written request, the enforcement by Borrower of any covenant by third parties to pay maintenance or other charges, if they have not been paid, or valid legal steps taken to enforce such payment within 90 days after such written request is made; if the Mortgaged Property consists of or includes a leasehold estate, each obligation, covenant, and agreement of Borrower arising under, or contained in, the instrument(s) creating any such leasehold; all agreements of Borrower to pay fees and charges to Lender whether or not set forth in this Security Instrument; and charges, as allowed by law, when they are made for any statement regarding the obligations secured by this Security Instrument.

The Obligations specifically exclude any Guaranty and the Environmental Indemnity Agreement dated the date of this Security Instrument, executed by Borrower and/or any guarantor of the Loan, which is not secured by this Security Instrument.

1.19 Permitted Encumbrances At any particular time, (a) liens for taxes, assessments, or governmental charges not then due and payable or not then delinquent; (b) liens, easements, encumbrances, and restrictions on the Mortgaged Property that are allowed by Lender to appear in Schedule B, with Parts I and II of an ALTA title policy to be issued to Lender following recordation of the Security Instrument; and (c) liens in favor of or consented to in writing by Lender.

1.20 Person Any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

1.21 Personality All of the right, title, and interest of Borrower in and to all tangible and intangible personal property, whether now owned or later acquired by Borrower, including, but not limited to, water rights (to the extent they may constitute personal property), all equipment, inventory, goods, consumer goods, accounts, chattel paper, instruments, money, general intangibles, letter-of-credit rights, deposit accounts, investment property, documents, minerals, crops, and timber (as those terms are defined in the Uniform Commercial Code) and that are now or at any later time located on, attached to, installed, placed, used on, in connection with, or are required for such attachment, installation, placement, or use on the Land, the Improvements, Fixtures, or on other goods located on the Land or Improvements, together with all additions, accessions, accessories, amendments, modifications to the Land or Improvements, extensions, renewals, and enlargements and proceeds of the Land or Improvements, substitutions for, and income and profits from, the Land or Improvements. The Personality includes, but is not limited to, all goods, machinery, tools, equipment (including fire sprinklers and alarm systems); building materials, air conditioning, heating, refrigerating, electronic monitoring, entertainment, recreational, maintenance, extermination of vermin or insects, dust removal, refuse and garbage equipment; vehicle maintenance and repair equipment; office furniture (including tables, chairs, planters, desks, sofas, shelves, lockers, and cabinets); safes, furnishings, appliances (including ice-making machines, refrigerators, fans, water heaters, and incinerators); rugs, carpets, other floor coverings, draperies, drapery rods and brackets, awnings, window shades, venetian blinds, curtains, other window coverings; lamps, chandeliers, other lighting fixtures; office maintenance and other supplies; loan commitments, financing arrangements, bonds, construction contracts, leases, tenants’ security deposits, licenses, permits, sales contracts, option contracts, lease contracts, insurance policies, proceeds from policies, plans, specifications, surveys, books, records, funds, bank deposits; and all other intangible personal property. Personality also includes any other portion or items of the Mortgaged Property that constitute personal property under the Uniform Commercial Code.

1.22 Rents All rents, issues, revenues, income, proceeds, royalties, profits, license fees, prepaid municipal and utility fees, bonds, and other benefits to which Borrower or the record title owner of the Mortgaged Property may now or later be entitled from or which are derived from the Mortgaged Property, including, without limitation, sale proceeds of the Mortgaged Property; any room or space sales or rentals from the Mortgaged Property; and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting, or otherwise enjoying or using the Mortgaged Property.

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1.23 Uniform Commercial Code The uniform commercial code as found in the statutes of the state in which the Mortgaged Property is located.

1.24 Water Rights All water rights of whatever kind or character, surface or underground, appropriative, decreed, or vested, that are appurtenant to the Mortgaged Property or otherwise used or useful in connection with the intended development of the Mortgaged Property.

Any terms not otherwise defined in this Security Instrument shall have the meaning given them in the Loan Agreement and Note, dated of even date herewith between Borrower and Lender.

UNIFORM COVENANTS.

2. Repair and Maintenance of Mortgaged Property. Borrower shall (a) keep the Mortgaged Property in good condition and repair; (b) not substantially alter, remove, or demolish the Mortgaged Property or any of the Improvements except when incident to the replacement of Fixtures, equipment, machinery, or appliances with items of like kind; (c) restore and repair to the equivalent of its original condition all or any part of the Mortgaged Property that may be damaged or destroyed, including, but not limited to, damage from termites and dry rot, soil subsidence, and construction defects, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Security Instrument; (d) pay when due all claims for labor performed, services performed, equipment provided and materials furnished in connection with the Mortgaged Property and not permit any mechanics’ or materialman’s lien to arise against the Mortgaged Property or furnish a loss or liability bond against such mechanics’ or materialman’s lien claims; (e) comply with all laws affecting the Mortgaged Property or requiring that any alterations, repairs, replacements, or improvements be made on it; (f) not commit or permit waste on or to the Mortgaged Property, or commit, suffer, or permit any act or violation of law to occur on it; (g) not abandon the Mortgaged Property; (h) cultivate, irrigate, fertilize, fumigate, and prune in accordance with prudent agricultural practices; (i) if required by Lender, provide for management satisfactory to Lender under a management contract approved by Lender; (j) notify Lender in writing of any condition at or on the Mortgaged Property that may have a significant and measurable effect on its market value; (k) if the Mortgaged Property is rental property, generally operate and maintain it in such manner as to realize its maximum rental potential, but in the event such operation and maintenance conflicts with any other requirement of this Section, the other requirements of this Section shall supersede this one; and (l) do all other things that the character or use of the Mortgaged Property may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Security Instrument.

3. Use of Mortgaged Property. Unless otherwise required by Governmental Requirements or unless Lender otherwise provides prior written consent, Borrower shall not change, nor allow changes in, the use of the Mortgaged Property from the current use of the Mortgaged Property as of the date of this Security Instrument. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Mortgaged Property without Lender’s prior written consent.

4. Condemnation and Insurance Proceeds.

4.1 Assignment to Lender. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part of it, or for conveyance in lieu of condemnation, are assigned to and shall be paid to Lender, regardless of whether Lender’s security is impaired. All causes of action, whether accrued before or after the date of this Security Instrument, of all types for damages or injury to the Mortgaged Property or any part of it, or in connection with any transaction financed by funds lent to Borrower by Lender and secured by this Security Instrument, or in connection with or affecting the Mortgaged Property or any part of it, including, without limitation, causes of action arising in tort or contract or in equity, are assigned to Lender as additional security, and the proceeds shall be paid to Lender. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement of such action. Borrower shall notify Lender in writing immediately on obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $2,000.00 or knowledge of the institution of any proceeding relating to condemnation or other taking of or damage or injury to all or any portion of the Mortgaged Property. Lender, in its sole and absolute discretion, may participate in any such proceedings and may join Borrower in adjusting any loss covered by insurance. Borrower covenants and agrees with Lender, at Lender’s request, to make, execute, and deliver, at Borrower’s expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards, causes of action, or claims of damages or proceeds to Lender free, clear, and discharged of any and all encumbrances of any kind or nature.

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4.2 Insurance Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Lender may become entitled with respect to the Mortgaged Property if any damage or injury occurs to the Mortgaged Property, other than by a partial condemnation or other partial taking of the Mortgaged Property, shall be paid over to Lender and shall be applied first toward reimbursement of all costs and expenses of Lender in connection with their recovery and disbursement, and shall then be applied as follows:

4.2.1. Lender shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged only if Borrower has met all the following conditions (a breach of any one of which shall constitute a default under this Security Instrument, the Loan Agreement, the Note, and any other Loan Documents): (a) Borrower is not in default under any of the terms, covenants, and conditions of the Loan Documents; (b) all then-existing Leases affected in any way by such damage will continue in full force and effect; (c) Lender is satisfied that the insurance or award proceeds, plus any sums added by Borrower, shall be sufficient to fully restore and rebuild the Mortgaged Property under then current Governmental Requirements; (d) within 60 days after the damage to the Mortgaged Property, Borrower presents to Lender a restoration plan satisfactory to Lender and any local planning department, which includes cost estimates and schedules; (e) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to Lender within 30 days after receipt by Lender of the restoration plan and thereafter approved by Lender, which plans, specifications, and drawings shall not be substantially modified, changed, or revised without Lender’s prior written consent; (f) within 3 months after such damage, Borrower and a licensed contractor satisfactory to Lender enter into a fixed price or guaranteed maximum price contract satisfactory to Lender, providing for complete restoration in accordance with such restoration plan for an amount not to exceed the amount of funds held or to be held by Lender; (g) all restoration of the Improvements so damaged or destroyed shall be made with reasonable promptness and shall be of a value at least equal to the value of the Improvements so damaged or destroyed before such damage or destruction; (h) Lender reasonably determines that there is an identified source (whether from income from the Mortgaged Property, rental loss insurance, or another source) sufficient to pay all debt service and operating expenses of the Mortgaged Property during its restoration as required above; and (i) any and all funds that are made available for restoration and rebuilding under this Section shall be disbursed, at Lender’s sole and absolute discretion to Lender, through Lender, or a title insurance or trust company satisfactory to Lender, in accordance with standard construction lending practices, including a reasonable fee payable to Lender from such funds and, if Lender requests, mechanics’ lien waivers and title insurance date-downs, and the provision of payment and performance bonds by Borrower, or in any other manner approved by Lender in Lender’s sole and absolute discretion; or

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4.2.2. If fewer than all conditions (a) through (i) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Lender (a) to the payment or prepayment, with any applicable prepayment premium, of any Indebtedness secured by this Security Instrument in such order as Lender may determine, or (b) to the reimbursement of Borrower’s expenses incurred in the rebuilding and restoration of the Mortgaged Property. If Lender elects under this Section to make any funds available to restore the Mortgaged Property, then all of conditions (a) through (i) above shall apply, except for such conditions that Lender, in its sole and absolute discretion, may waive.

4.3 Material Loss Not Covered. If any material part of the Mortgaged Property is damaged or destroyed and the loss, measured by the replacement cost of the Improvements according to then current Governmental Requirements, is not adequately covered by insurance proceeds collected or in the process of collection, Borrower shall deposit with Lender, within 30 days after Lender’s request, the amount of the loss not so covered.

4.4 Total Condemnation Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Lender and shall be applied first to reimbursement of all Lender’s costs and expenses in connection with their recovery, and shall then be applied to the payment of any Indebtedness secured by this Security Instrument in such order as Lender may determine, until the Indebtedness secured by this Security Instrument has been paid and satisfied in full. Any surplus remaining after payment and satisfaction of the Indebtedness secured by this Security Instrument shall be paid to Borrower as its interest may then appear.

4.5 Partial Condemnation Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments (“Awarded Funds”) that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a partial condemnation or other partial taking of the Mortgaged Property, unless Borrower and Lender otherwise agree in writing, shall be divided into two portions, one equal to the principal balance of the Note at the time of receipt of such Awarded Funds and the other equal to the amount by which such Awarded Funds exceed the principal balance of the Note at the time of receipt of such Awarded Funds. The first such portion shall be applied to the sums secured by this Security Instrument, whether or not then due, including but not limited to principal, accrued interest, and advances, and in such order or combination as Lender may determine, with the balance of the funds paid to Borrower.

4.6 Cure of Waiver of Default. Any application of such Awarded Funds or any portion of it to any Indebtedness secured by this Security Instrument shall not be construed to cure or waive any default or notice of default under this Security Instrument or invalidate any act done under any such default or notice.

5. Taxes and Other Sums Due. Borrower shall promptly pay, satisfy, and discharge: (a) all Impositions affecting the Mortgaged Property before they become delinquent; (b) such other amounts, chargeable against Borrower or the Mortgaged Property, as Lender reasonably deems necessary to protect and preserve the Mortgaged Property, this Security Instrument, or Lender’s security for the performance of the Obligations; (c) all encumbrances, charges, and liens on the Mortgaged Property, with interest, which in Lender’s judgment are, or appear to be, prior or superior to the lien of this Security Instrument or all costs necessary to obtain protection against such lien or charge by title insurance endorsement or surety company bond; (d) such other charges as Lender deems reasonable for services rendered by Lender at Borrower’s request; and (e) all costs, fees, and expenses incurred by Lender in connection with this Security Instrument, whether or not specified in this Security Instrument.

On Lender’s request, Borrower shall promptly furnish Lender with all notices of sums due for any amounts specified in the preceding clauses 5(a) through (e), and, on payment, with written evidence of such payment. If Borrower fails to promptly make any payment required under this Section, Lender may (but is not obligated to) make such payment. Borrower shall notify Lender immediately on receipt by Borrower of notice of any increase in the assessed value of the Mortgaged Property and agrees that Lender, in Borrower’s name, may (but is not obligated to) contest by appropriate proceedings such increase in assessment. Without Lender’s prior written consent, Borrower shall not allow any lien inferior to the lien of this Security Instrument to be perfected against the Mortgaged Property and shall not permit any improvement bond for any unpaid special assessment to issue.

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6. Leases of Mortgaged Property by Borrower. At Lender’s request, Borrower shall furnish Lender with executed copies of all Leases of the Mortgaged Property or any portion of it then in force. If Lender so requires, all Leases later entered into by Borrower are subject to Lender’s prior review and approval and must be acceptable to Lender in form and content. Each Lease must specifically provide, inter alia, that (a) it is subordinate to the lien of this Security Instrument; (b) the tenant attorns to Lender (and Borrower consents to any such attornment), such attornment to be effective on Lender’s acquisition of title to the Mortgaged Property; (c) the tenant agrees to execute such further evidence of attornment as Lender may from time to time request; (d) the tenant’s attornment shall not be terminated by foreclosure; and (e) Lender, at Lender’s option, may accept or reject such attornment. If Borrower learns that any tenant proposes to do, or is doing, any act that may give rise to any right of setoff against Rent, Borrower shall immediately (i) take measures reasonably calculated to prevent the accrual of any such right of setoff; (ii) notify Lender of all measures so taken and of the amount of any setoff claimed by any such tenant; and (iii) within 10 days after the accrual of any right of setoff against Rent, reimburse any tenant who has acquired such right, in full, or take other measures that will effectively discharge such setoff and ensure that rents subsequently due shall continue to be payable without claim of setoff or deduction.

In the event a tenant under any lease should be the subject of any proceeding under the Federal Bankruptcy Act (Title 11 U.S.C.) or any other federal, state, or local statute which provides for the possible termination or rejection of the leases assigned hereby, the Borrower covenants and agrees that if any of the leases is so rejected, no settlement for damages shall be made without prior written consent of the Lender, and any check in payment of damages for rejection of any lease will be made payable both to the Borrower and Lender. The Borrower hereby assigns any such payment to the Lender and further covenants and agrees that upon the request of the Lender, it will duly endorse to the order of the Lender any check, the proceeds of which will be applied to whatever portion of the indebtedness secured hereby and by the Agreements which the Lender may elect.

At Lender’s request, Borrower shall assign to Lender, by written instrument satisfactory to Lender, all Leases of the Mortgaged Property, and all security deposits made by tenants in connection with such Leases. On assignment to Lender of any such Lease, Lender shall succeed to all rights and powers of Borrower with respect to such Lease, and Lender, in Lender’s sole and absolute discretion, shall have the right to modify, extend, or terminate such Lease and to execute other further leases with respect to the Mortgaged Property that is the subject of such assigned Lease.

Neither Borrower, tenant nor any other occupant of the Mortgaged Property shall use the Mortgaged Property, except in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations; nor shall Borrower, tenant or any other occupant cause the Mortgaged Property to become subject to any use that is not in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations.

If Borrower suspects any tenant or other occupant of the Mortgaged Property is using the Mortgaged Property in a manner that is not in compliance with any Governmental Requirement to which Borrower, tenant, or any other occupant of the Mortgaged Property is subject, Borrower shall immediately take appropriate action to remedy the violation, and shall notify Lender of any potential violation within one (1) day of discovery of any such potential violation. Any potential violation by a tenant or any other occupant of the Mortgaged Property of any Governmental Requirement is an Event of Default under the terms of the Loan Agreement, the Note and this Security Instrument; and upon the occurrence of any such violation, Lender, at Lender’s option, may, without prior notice, declare all sums secured by this Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

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7. Representations and Warranties Concerning Leases. Borrower represents and warrants that Borrower (i) is the owner in fee simple absolute or a holder of a leasehold estate, as applicable of the Mortgaged Property and has good title as landlord to the leases hereby assigned and good right to assign the same, and that no other Person has any right, title or interest as landlord therein and (ii) Borrower has not previously sold, assigned, transferred, mortgaged or pledged the rents from the Mortgaged Property, whether now due or hereafter to become due.

8. Right to Collect and Receive Rents. Despite any other provision of this Security Instrument, Lender grants permission to Borrower to collect and retain the Rents of the Mortgaged Property as they become due and payable; however, such permission to Borrower shall be automatically revoked on default by Borrower in payment of any Indebtedness secured by this Security Instrument or in the performance of any of the Obligations, and Lender shall have the rights set forth in the laws and regulations where the Mortgaged Property is located regardless of whether declaration of default has been delivered, and without regard to the adequacy of the security for the Indebtedness secured by this Security Instrument. Failure of or discontinuance by Lender at any time, or from time to time, to collect any such Rents shall not in any manner affect the subsequent enforcement by Lender at any time, or from time to time, of the right, power, and authority to collect these Rents. The receipt and application by Lender of all such Rents under this Security Instrument, after execution and delivery of declaration of default and demand for sale as provided in this Security Instrument or during the pendency of trustee’s sale proceedings under this Security Instrument or judicial foreclosure, shall neither cure such breach or default nor affect such sale proceedings, or any sale made under them, but such Rents, less all costs of operation, maintenance, collection, and Attorneys’ Fees, when received by Lender, may be applied in reduction of the entire Indebtedness from time to time secured by this Security Instrument, in such order as Lender may decide. Nothing in this Security Instrument, nor the exercise of Lender’s right to collect, nor an assumption by Lender of any tenancy, lease, or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Security Instrument to, any such tenancy, lease, or option, shall be, or be construed to be, an affirmation by Lender of any tenancy, lease, or option.

If the Rents of the Mortgaged Property are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an Indebtedness of Borrower to Lender secured by this Security Instrument. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable on notice from Lender to Borrower requesting such payment and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to Governmental Requirements, in which event the amounts shall bear interest at the highest rate that may be collected from Borrower under Governmental Requirements.

Borrower expressly understands and agrees that Lender will have no liability to Borrower or any other person for Lender’s failure or inability to collect Rents from the Mortgaged Property or for failing to collect such Rents in an amount that is equal to the fair market rental value of the Mortgaged Property. Borrower understands and agrees that neither the assignment of Rents to Lender nor the exercise by Lender of any of its rights or remedies under this Security Instrument shall be deemed to make Lender a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it, unless and until Lender, in person or by agent, assumes actual possession of it. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Lender or by agreement with Borrower, or the entering into possession of the Mortgaged Property or any part of it by such receiver be deemed to make Lender a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it.

During an Event of Default, any and all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with Borrower’s funds and property, but shall be promptly paid over to Lender.

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9. Indemnification of the Lender. Borrower hereby agrees to indemnify and hold the Lender harmless of and from any and all liability, loss, damage or expense which it may or might incur under or by reason of this Security Instrument, or for any action taken by the Lender hereunder except actions taken by the Lender in accordance with the authority and rights granted to Lender above or by reason or in defense of any and all claims and demands whatsoever which may be asserted against the Lender arising out of the Leases, including, but without limitation thereto, any claim by any tenant of credit for rental paid to and received by the Borrower, but not delivered to the Lender, for any period under any Lease more than one (1) month in advance of the due date thereof; should the Lender incur any such liability, loss, damage or expense, the amount thereof, including, without limitation, reasonable attorney's fees and disbursements generally, and at trial and appellate level, with interest thereon at the default rate, if any, set forth in the Note and other Loan Documents shall be payable by the Borrower immediately without demand, and shall be secured hereby.

10. Assignment of Causes of Action, Awards, and Damages. All causes of action, and all sums due or payable to Borrower for injury or damage to the Mortgaged Property, or as damages incurred in connection with the transactions in which the Loan secured by this Security Instrument was made, including, without limitation, causes of action and damages for breach of contract, fraud, concealment, construction defects, or other torts, or compensation for any conveyance in lieu of condemnation, are assigned to Lender, and all proceeds from such causes of action and all such sums shall be paid to Lender for credit against the Indebtedness secured by this Security Instrument. Borrower shall notify Lender immediately on receipt by Borrower of notice that any such sums have become due or payable and, immediately on receipt of any such sums, shall promptly remit such sums to Lender.

After deducting all expenses, including Attorneys’ Fees, incurred by Lender in recovering or collecting any sums under this Section, Lender may apply or release the balance of any funds received by it under this Section, or any part of such balance, as it elects. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any cause of action assigned to it under this Section and may make any compromise or settlement in such action whatsoever. Borrower covenants that it shall execute and deliver to Lender such further assignments of any such compensation awards, damages, or causes of action as Lender may request from time to time. If Lender fails or does not elect to prosecute any such action or proceeding and Borrower elects to do so, Borrower may conduct the action or proceeding at its own expense and risk.

11. Defense of Security Instrument; Litigation. Borrower represents and warrants that this Security Instrument creates a first position lien and security interest against the Mortgaged Property. Borrower shall give Lender immediate written notice of any action or proceeding (including, without limitation, any judicial, whether civil, criminal, or probate, or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Security Instrument, Lender’s security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents. Despite any other provision of this Security Instrument, Borrower agrees that Lender may (but is not obligated to) commence, appear in, prosecute, defend, compromise, and settle, in Lender’s or Borrower’s name, and as attorney-in-fact for Borrower, and incur necessary costs and expenses, including Attorneys’ Fees in so doing, any action or proceeding, whether a civil, criminal, or probate judicial matter, nonjudicial proceeding, arbitration, or other alternative dispute resolution procedure, reasonably necessary to preserve or protect, or affecting or purporting to affect, the Mortgaged Property, this Security Instrument, Lender’s security for performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents, and that if Lender elects not to do so, Borrower shall commence, appear in, prosecute, and defend any such action or proceeding. Borrower shall pay all costs and expenses of Lender, including costs of evidence of title and Attorneys’ Fees, in any such action or proceeding in which Lender may appear or for which legal counsel is sought, whether by virtue of being made a party defendant or otherwise, and whether or not the interest of Lender in the Mortgaged Property is directly questioned in such action or proceeding, including, without limitation, any action for the condemnation or partition of all or any portion of the Mortgaged  Property and any action brought by Lender to foreclose this Security Instrument or to enforce any of its terms or provisions.

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12. Borrower’s Failure to Comply With Security Instrument. If Borrower fails to make any payment or do any act required by this Security Instrument, or if there is any action or proceeding (including, without limitation, any judicial or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Security Instrument, Lender’s security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Agreement, the Note or this Security Instrument, Lender may (but is not obligated to) (a) make any such payment or do any such act in such manner and to such extent as either deems necessary to preserve or protect the Mortgaged Property, this Security Instrument, or Lender’s security for the performance of Borrower’s Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents, Lender being authorized to enter on the Mortgaged Property for any such purpose; and (b) in exercising any such power, pay necessary expenses, retain attorneys, and pay Attorneys’ Fees incurred in connection with such action, without notice to or demand on Borrower and without releasing Borrower from any Obligations or Indebtedness.

13. Sums Advanced to Bear Interest and to Be Secured by Security Instrument. At Lender’s request, Borrower shall immediately pay any sums advanced or paid by Lender under any provision of this Security Instrument or the other Loan Documents. Until so repaid, all such sums and all other sums payable to Lender shall be added to, and become a part of, the Indebtedness secured by this Security Instrument and bear interest from the date of advancement or payment by Lender at the Default Rate provided in the Note, regardless of whether an Event of Default has occurred, unless payment of interest at such rate would be contrary to Governmental Requirements. All sums advanced by Lender under this Security Instrument or the other Loan Documents, shall have the same priority to which the Security Instrument otherwise would be entitled as of the date this Security Instrument is executed and recorded, without regard to the fact that any such future advances may occur after this Security Instrument is executed, and shall conclusively be deemed to be mandatory advances required to preserve and protect this Security Instrument and Lender’s security for the performance of the Obligations and payment of the Indebtedness, and shall be secured by this Security Instrument to the same extent and with the same priority as the principal and interest payable under the Note.

14. Inspection of Mortgaged Property. In addition to any rights Lender may have under the laws and regulations where the Mortgaged Property is located, Lender may make, or authorize other persons, including, but not limited to, appraisers and prospective purchasers at any foreclosure sale commenced by Lender, to enter on or inspect the Mortgaged Property at reasonable times and for reasonable durations. Borrower shall permit all such entries and inspections to be made as long as Lender has given Borrower written notice of such inspection at least 24 hours before the entry and inspection.

15. Uniform Commercial Code Security Agreement. This Security Instrument is intended to be and shall constitute a security agreement under the Uniform Commercial Code for any of the Personality specified as part of the Mortgaged Property that, under Governmental Requirements, may be subject to a security interest under the Uniform Commercial Code, and Borrower grants to Lender a security interest in those items. Borrower authorizes Lender to file financing statements in all states, counties, and other jurisdictions as Lender may elect, without Borrower s signature if permitted by law. Borrower agrees that Lender may file this Security Instrument, or a copy of it, in the real estate records or other appropriate index or in the Office of the Secretary of State and such other states as the Lender may elect, as a financing statement for any of the items specified above as part of the Mortgaged Property. Any reproduction of this Security Instrument or executed duplicate original of this Security Instrument, or a copy certified by a County Recorder in the state where the Mortgaged Property is located, or of any other security agreement or financing statement, shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender, at Lender’s request, any UCC financing statements, as well as any extensions, renewals, and amendments, and copies of this Security Instrument in such form as Lender may require to perfect a security interest with respect to the Personality. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases of such statements, and shall pay all reasonable costs and expenses of any record searches for financing statements that Lender may reasonably require. Without the prior written consent of Lender, Borrower shall not create or suffer to be created any other security interest in the items, including any replacements and additions.

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On any Event of Default, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender’s option, may also invoke the remedies provided in the Non-Uniform Covenants section of this Security Instrument as to such items. In exercising any of these remedies, Lender may proceed against the items of Mortgaged Property and any items of Personality separately or together and in any order whatsoever, without in any way affecting the availability of Lender’s remedies under the Uniform Commercial Code or of the remedies provided in the Non-Uniform Covenants section of this Security Instrument.

16. Fixture Filing. This Security Instrument constitutes a financing statement filed as a fixture filing under the Uniform Commercial Code, as amended or recodified from time to time, covering any portion of the Mortgaged Property that now is or later may become a fixture attached to the Mortgaged Property or to any Improvement. The addresses of Borrower (“Debtor”) and Lender (“Secured Party”) are set forth on the first page of this Security Instrument.

17. Waiver of Statute of Limitations. Borrower waives the right to assert any statute of limitations as a defense to the Loan Documents and the Obligations secured by this Security Instrument, to the fullest extent permitted by Governmental Requirements.

18. Default. Any Event of Default, as defined in the Loan Agreement, shall constitute an "Event of Default" as that term is used in this Security Instrument (and the term "Default" shall mean any event which, with any required lapse of time or notice, may constitute an Event of Default, whether or not any such requirement for notice or lapse of time has been satisfied).

19. Acceleration on Default, Transfer, or Encumbrance.

19.1 Acceleration on Default. At any time during the existence of an Event of Default, Lender, at Lender’s option, may declare all sums secured by the Security Instrument, regardless of their stated due date(s), to be immediately due and payable without further demand, and may invoke any one or more remedies permitted by Applicable Law or provided in this Security Instrument or in any other Loan Document. Lender will be entitled to collect all costs and expenses incurred in pursuing such remedies, including but not limited to Attorney’s fees and costs and costs of documentary evidence, abstracts and title reports.

19.2 Acceleration on Transfer or Encumbrance of Mortgaged Property. If Borrower sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super- voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance), transfers possession, or alienates all or any portion of the Mortgaged Property, or any of Borrower’s interest in the Mortgaged Property, or suffers its title to, or any interest in, the Mortgaged Property to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; or if title to such Mortgaged Property becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender’s prior written consent, then Lender, at Lender’s option, may, without prior notice and subject to Applicable Law, declare all sums secured by this Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents. For purposes of this Section “interest in the Mortgaged Property” means any legal or beneficial interest in the Mortgaged Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract, or escrow agreement, the intent of which is the transfer of title by Borrower to a purchaser at a future date.

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19.3 Replacement Personality. Notwithstanding anything to the contrary herein, Borrower may from time to time replace Personality constituting a part of the Mortgaged Property, as long as (a) the replacements for such Personality are of equivalent value and quality; (b) Borrower has good and clear title to such replacement Personality free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors, or any other third parties in or to such replacement Personality have been expressly subordinated to the lien of the Security Instrument in a manner satisfactory to Lender and at no cost to Lender; and (c) at Lender’s option, Borrower provides at no cost to Lender satisfactory evidence that the Security Instrument constitutes a valid and subsisting lien on and security interest in such replacement Personality of the same priority as this Security Instrument has on the Mortgaged Property and is not subject to being subordinated or its priority affected under any Governmental Requirements.

19.4 Junior Liens. If Lender consents in writing, in Lender’s sole and absolute discretion, the due-on-encumbrance prohibition shall not apply to a junior voluntary deed of trust or mortgage lien in favor of another lender encumbering the Mortgaged Property (the principal balance of any such junior encumbrance shall be added to the principal balance of the Indebtedness for purposes of determining compliance with the financial covenants of the Loan Agreement and the Note). Borrower shall reimburse Lender for all out-of-pocket costs and expenses incurred in connection with such encumbrance. Should Borrower fail to obtain Lender’s express written consent to any junior voluntary lien, then Lender, at Lender’s option, may, without prior notice and subject to Applicable Law, declare all sums secured by this Security Instrument, regardless of any their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

20. Waiver of Marshaling. Despite the existence of interests in the Mortgaged Property other than that created by this Security Instrument, and despite any other provision of this Security Instrument, if Borrower defaults in paying the Indebtedness or in performing any Obligations, Lender shall have the right, in Lender’s sole and absolute discretion, to establish the order in which the Mortgaged Property will be subjected to the remedies provided in this Security Instrument and to establish the order in which all or any part of the Indebtedness secured by this Security Instrument is satisfied from the proceeds realized on the exercise of the remedies provided in this Security Instrument. Borrower and any person who now has or later acquires any interest in the Mortgaged Property with actual or constructive notice of this Security Instrument waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Security Instrument or otherwise provided by Governmental Requirements.

21. Consents and Modifications; Borrower and Lien Not Released. Despite Borrower’s default in the payment of any Indebtedness secured by this Security Instrument or in the performance of any Obligations under this Security Instrument or Borrower’s breach of any obligation, covenant, or agreement in the Loan Documents Lender, at Lender’s option, without notice to or consent from Borrower, any guarantor of the Indebtedness and of Borrower’s Obligations under the Loan Documents, or any holder or claimant of a lien or interest in the Mortgaged Property that is junior to the lien of this Security Instrument, and without incurring liability to Borrower or any other person by so doing, may from time to time (a) extend the time for payment of all or any portion of Borrower’s Indebtedness under the Loan Documents; (b) accept a renewal note or notes, or release any person from liability, for all or any portion of such Indebtedness; (c) agree with Borrower to modify the terms and conditions of payment under the Loan Documents; (d) reduce the amount of the monthly installments due under the Note; (e) reconvey or release other or additional security for the repayment of Borrower’s Indebtedness under the Loan Documents; (f) approve the preparation or filing of any map or plat with respect to the Mortgaged Property; (g) enter into any extension or subordination agreement affecting the Mortgaged Property or the lien of this Security Instrument; and (h) agree with Borrower to modify the term, the rate of interest, or the period of amortization of the Note or alter the amount of the monthly installments payable under the Note. No action taken by Lender under this Section shall be effective unless it is in writing, subscribed by Lender, and, except as expressly stated in such writing, no such action will impair or affect (i) Borrower’s obligation to pay the Indebtedness secured by this Security Instrument and to observe all Obligations of Borrower contained in the Loan Documents; (ii) the guaranty of any Person of the payment of the Indebtedness secured by this Security Instrument; or (iii) the lien or priority of the lien of this Security Instrument. At Lender’s request, Borrower shall promptly pay Lender a reasonable service charge, together with all insurance premiums and Attorneys’ Fees as Lender may have advanced, for any action taken by Lender under this Section.

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Whenever Lender’s consent or approval is specified as a condition of any provision of this Security Instrument, such consent or approval shall not be effective unless such consent or approval is in writing, signed by two authorized officers of Lender.

22. Future Advances. On request by Borrower, Lender, at Lender’s option, may make future advances to Borrower. All such future advances, with interest, shall be added to and become a part of the Indebtedness secured by this Security Instrument when evidenced by promissory notes reciting that such note(s) are secured by this Security Instrument.

23. Prepayment. If the Loan Documents provide for a fee or charge as consideration for the acceptance of prepayment of principal, Borrower agrees to pay said fee or charge if the Indebtedness or any part of it shall be paid, whether voluntarily or involuntarily, before the due date stated in the Note, even if Borrower has defaulted in payment or in the performance of any agreement under the Loan Documents and Lender has declared all sums secured by this Security Instrument immediately due and payable.

24. Governing Law; Consent to Jurisdiction and Venue. This Loan is made by Lender and accepted by Borrower in the State of Texas except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Mortgaged Property under the Loan Documents shall be governed by and construed according to the laws of the state in which the Mortgaged Property is situated. To the fullest extent permitted by the law of the state in which the Mortgaged Property is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender’s rights with respect to such security interest created in the state in which the Mortgaged Property is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender’s rights against the Mortgaged Property, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Borrower submits to personal jurisdiction in that forum for any and all purposes. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue.

BORROWER’S INITIALS: SL

25. Taxation of Security Instrument. In the event of the enactment of any law deducting from the value of the Mortgaged Property any mortgage lien on it, or imposing on Lender the payment of all or part of the taxes, charges, or assessments previously paid by Borrower under this Security Instrument, or changing the law relating to the taxation of mortgages, debts secured by mortgages, or Lender’s interest in the Mortgaged Property so as to impose new incidents of tax on Lender, then Borrower shall pay such taxes or assessments or shall reimburse Lender for them; provided, however, that if in the opinion of Lender’s counsel such payment cannot lawfully be made by Borrower, then Lender may, at Lender’s option, declare all sums secured by this Security Instrument to be immediately due and payable without notice to Borrower. Lender may invoke any remedies permitted by this Security Instrument.

26. Mechanic’s Liens. Borrower shall pay from time to time when due, all lawful claims and demands of mechanics, materialmen, laborers, and others that, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part of it, or on the Rents arising therefrom, and in general shall do or cause to be done everything necessary so that the lien and security interest of this Security Instrument shall be fully preserved, at Borrower’s expense, without expense to Lender; provided, however, that if Governmental Requirements empower Borrower to discharge of record any mechanic’s, laborer’s, materialman’s, or other lien against the Mortgaged Property by the posting of a bond or other security, Borrower shall not have to make such payment if Borrower posts such bond or other security on the earlier of (a) 10 days after the filing or recording of same or (b) within the time prescribed by law, so as not to place the Mortgaged Property in jeopardy of a lien or forfeiture.

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27. Liability for Acts or Omissions. Lender shall not be liable or responsible for its acts or omissions under this Security Instrument, except for Lender’s own gross negligence or willful misconduct, or be liable or responsible for any acts or omissions of any agent, attorney, or employee of Lender, if selected with reasonable care.

28. Notices. Except for any notice required by Governmental Requirements to be given in another manner, any notice required to be provided in this Security Instrument shall be given in accordance with the Loan Agreement.

29. Statement of Obligations. Except as otherwise provided by Governmental Requirements, at Lender’s request, Borrower shall promptly pay to Lender such fee as may then be provided by law as the maximum charge for each statement of obligations, Lender’s statement, Lender’s demand, payoff statement, or other statement on the condition of, or balance owed, under the Note or secured by this Security Instrument.

30. Remedies Are Cumulative. Each remedy in this Security Instrument is separate and distinct and is cumulative to all other rights and remedies provided by this Security Instrument or by Governmental Requirements, and each may be exercised concurrently, independently, or successively, in any order whatsoever.

31. Obligations of Borrower Joint and Several. If more than one Person is named as Borrower, each obligation of Borrower under this Security Instrument shall be the joint and several obligations of each such Person.

32. Delegation of Authority. Whenever this Security Instrument provides that Borrower authorizes and appoints Lender as Borrower’s attorney-in-fact to perform any act for or on behalf of Borrower or in the name, place, and stead of Borrower, Borrower expressly understands and agrees that this authority shall be deemed a power coupled with an interest and such power shall be irrevocable.

33. Funds for Taxes, Insurance, and Impositions. If Borrower is in default under this Security Instrument or any of the Loan Documents, regardless of whether the default has been cured, then Lender may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the Impositions as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Impositions under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Security Instrument in full, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender’s demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Security Instrument or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by this Security Instrument. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section. Notwithstanding the preceding, Borrower and Lender may agree to impounds of taxes and insurance which impounds shall be identified in the Loan Agreement.

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Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by this Security Instrument. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under this Security Instrument, apply such amounts or any portion of it to any Indebtedness secured by this Security Instrument, and such application shall not be construed to cure or waive any default or notice of default under this Security Instrument.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns this Security Instrument, Lender shall have the right to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Security Instrument for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

34. General Provisions.

34.1 Successors and Assigns. This Security Instrument is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Security Instrument. The terms of this Security Instrument shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Security Instrument cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Security Instrument, and may sell or assign participations or other interests in all or any part of this Security Instrument, all without notice to or the consent of Borrower.

34.2 Meaning of Certain Terms. As used in this Security Instrument and unless the context otherwise provides, the words “herein, hereunder” and “hereof’ mean and include this Security Instrument as a whole, rather than any particular provision of it.

34.3 Authorized Agents. In exercising any right or remedy, or taking any action provided in this Security Instrument, Lender may act through its employees, agents, or independent contractors, as Lender expressly authorizes.

34.4 Gender and Number. Wherever the context so requires in this Security Instrument, the masculine gender includes the feminine and neuter, the singular number includes the plural, and vice versa.

34.5 Captions. Captions and section headings used in this Security Instrument are for convenience of reference only, are not a part of this Security Instrument, and shall not be used in construing it.

35. Dispute Resolution: Waiver of Right to Jury Trial.

35.1 ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

35.2 WAIVER OF RIGHT TO JURY TRIAL. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT AND WAIVER OF RIGHT TO JURY TRIAL WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.

BORROWER’S INITIALS: SL

35.3 Provisional Remedies; Foreclosure and Injunctive Relief. Nothing in the Section above, shall be deemed to apply to or limit the right of Lender to: (a) exercise self-help remedies, (b) foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), (d) pursue rights against Borrower or any other party in a third party proceeding in any action brought against Lender (including, but not limited to, actions in bankruptcy court). Lender may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during, or after the pendency of any proceeding referred to in the Section above. Neither the exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Borrower, Lender or any other party, including, but not limited to, the claimant in any such action, to require submission of the dispute, claim or controversy occasioning resort to such remedies to any proceeding referred to in the Section above.

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36. Contractual Right to Appoint a Receiver Upon Default. Upon an Event of Default under this Security Instrument or a breach of any clause of any agreement signed in connection with the Loan to Borrower, Borrower agrees that Lender may appoint a receiver to control the Mortgaged Property within seven (7) days of any default. Borrower agrees to cooperate with the receiver and turn over all control to said receiver and otherwise cooperate with the receiver appointed by Lender.

37. Loan Agreement. This Security Instrument is subject to the provisions of the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Security Instrument, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

38. Condominium and Planned Unit Developments. If any of the Mortgaged Property includes a unit or units in, together with an undivided interest in the common elements of, a condominium project (the "Condominium Project") or a Planned Unit Development(“PUD”), the following additional requirements shall be in place.

38.1 Additional Security. If the owners association or other entity which acts for the Condominium Project and/or PUD (the "Owners Association") holds title to property for the benefit or use of its members or shareholders, the Mortgaged Property also includes Borrower's interest in the Owners Association and the uses, proceeds and benefits of Borrower's interest.

38.2 Obligations. Borrower shall perform all of Borrower's obligations under the Condominium Project's and/or PUD Constituent Documents. The "Constituent Documents" are the: (1) condominium declaration and/or any other document which creates the Condominium Project and or PUD; (2) any by-laws; (3) any code or regulations; (4) articles of incorporation, trust instrument or any equivalent document which create the Owners Association; and (5) other equivalent documents. Borrower shall promptly pay, when due, all dues and assessments imposed pursuant to the Constituent Documents.

38.3 Owners Association Policy Proceeds. If the Owners Association maintains a "master" or "blanket" policy on the Condominium Project or PUD and an event of a distribution of hazard insurance proceeds in lieu of restoration or repair following a loss to the Mortgaged Property, whether to the unit or to common elements, any proceeds payable to Borrower are hereby assigned and shall be paid to Lender for application to the sums secured by this Security Instrument, whether or not then due, with any excess paid to Borrower.

38.4 Owners Association Liability Coverage. Borrower shall take such actions as may be reasonable to ensure that the Owners Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender.

38.5 Consent of Lender. Borrower shall not, except after notice to Lender and with Lender's prior written consent, either partition or subdivide the Mortgaged Property or consent to:

38.5.1. the abandonment and/or termination of the Condominium Project or PUD, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of taking by condemnation or eminent domain;

38.5.2. any amendment to any provision of the Constituent Documents if the provision is for the express benefit of Lender;

38.5.3. termination of professional management and assumption of self-management of the Owners Association; or

38.5.4. any action which would have the effect of rendering the any insurance coverage maintained by the Owners Association unacceptable to Lender.

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NON-UNIFORM COVENANTS.

Notwithstanding anything to the contrary elsewhere in this Security Instrument, Borrower and Lender further covenant and agree as follows:

39. Default; Acceleration; Remedies.

39.1 If an Event of Default has occurred and is continuing, Lender, at its option, may declare the Indebtedness to be immediately due and payable without further demand, and may either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (i) to enforce payment of the Loan; (ii) to foreclose this Security Instrument judicially or non-judicially by the power of sale granted herein; (iii) to enforce or exercise any right under any Loan Document; and (iv) to pursue any one (1) or more other remedies provided in this Security Instrument or in any other Loan Document or otherwise afforded by Applicable Law. Each right and remedy provided in this Security Instrument or any other Loan Document is distinct from all other rights or remedies under this Security Instrument or any other Loan Document or otherwise afforded by Applicable Law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order. Borrower has the right to bring an action to assert the nonexistence of an Event of Default or any other defense of Borrower to acceleration and sale.

39.2 Borrower acknowledges that the power of sale granted in this Security Instrument may be exercised or directed by Lender without prior judicial hearing and hereby appoints Lender as Borrower’s agent and attorney-in-fact to exercise such power of sale in the name and on behalf of Borrower. In the event Lender invokes the power of sale:

39.2.1. Borrower hereby authorizes and empowers Lender to take possession of the Mortgaged Property, or any part thereof, and hereby grants to Lender a power of sale and authorizes and empowers Lender to sell (or, in the case of the default of any purchaser, to resell) the Mortgaged Property or any part thereof, in compliance with Applicable Law, including compliance with any and all notice and timing requirements for such sale;

39.2.2. Lender may sell and dispose of the Mortgaged Property at public auction with 30 days’ notice of the sale to Borrower, at the usual place and time for conducting sales at the courthouse in the county where all or any part of the Mortgaged Property is located, to the highest bidder for cash, first advertising date, terms and place of such sale by publishing a notice of sale once a week for four (4) consecutive weeks (without regard to the actual number of days) in a newspaper in which serves as the official publication of legal notices and advertisements in such county, all other notice being waived by Borrower; and Lender may thereupon execute and deliver to the purchaser a sufficient instrument of conveyance of the Mortgaged Property, which may contain recitals as to the happening of the Event of Default upon which the execution of the power of sale granted by this Section depends. The recitals in the instrument of conveyance shall be presumptive evidence that Lender duly complied with all preliminary acts prerequisite to the sale and instrument of conveyance. Borrower constitutes and appoints Lender as Borrower’s agent and attorney-in-fact to make such recitals, sale and conveyance;

39.2.3. the power and agency granted in this Section are coupled with an interest, are irrevocable by death or otherwise, and are in addition to the remedies for collection of the Indebtedness as provided by law. Borrower ratifies all of Lender’s acts, as such attorney-in-fact, and Borrower agrees that such recitals shall be binding and conclusive upon Borrower and that the conveyance to be made by Lender (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtsey, and all other exemptions of Borrower, or its successors in interest, in and to the Mortgaged Property; and

39.2.4. the Mortgaged Property may be sold in one (1) parcel and as an entirety, or in such parcels, manner or order as Lender, in its discretion, may elect, and one (1) or more exercises of the powers granted in this Section shall not extinguish or exhaust the power unless the entire Mortgaged Property is sold or the Indebtedness is paid in full, and Lender shall collect the proceeds of such sale, applying such proceeds as provided in this Section. In the event of a deficiency, Borrower shall immediately on written demand from Lender pay such deficiency to Lender, subject to the provisions of the Note limiting Borrower’s personal liability for payment of the Indebtedness. Borrower waives all rights, claims, and defenses with respect to Lender’s ability to obtain a deficiency judgment. Borrower acknowledges that Lender may bid for and purchase the Mortgaged Property at any foreclosure sale and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price.

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39.2.5. If the Mortgaged Property is sold pursuant to this Section, Borrower, or any person holding possession of the Mortgaged Property through Borrower, shall surrender possession of the Mortgaged Property to the purchaser at such sale on demand. If possession is not surrendered on demand, Borrower or such person shall be a tenant holding over and may be dispossessed in accordance with Georgia and Texas law.

39.3 Borrower covenants and agrees that Lender shall apply the proceeds of any sale in the following order:

39.3.1. to all reasonable costs and expenses of the sale, including reasonable Attorneys’ Fees actually incurred and costs associated with title evidence and the reasonable cost of such other professionals who provided services in connection with the sale or establishing a deficiency, if any;

39.3.2. to the Indebtedness in such order as Lender, in Lender’s discretion, directs; and 39.3.3. the excess, if any, to the person or persons legally entitled to the excess.

39.4 In connection with the exercise of Lender’s rights and remedies under this Security Instrument and any other Loan Document, there shall be allowed and included as Indebtedness: (a) all expenditures and expenses authorized by Applicable Law and all other expenditures and expenses which may be paid or incurred by or on behalf of Lender for reasonable legal fees, appraisal fees, outlays for documentary and expert evidence, stenographic charges and publication costs; (b) all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by Lender incurred in preparation for, contemplation of or in connection with the exercise of Lender’s rights and remedies under the Loan Documents; and (c) costs (which may be reasonably estimated as to items to be expended in connection with the exercise of Lender’s rights and remedies under the Loan Documents) of procuring all abstracts of title, title searches and examinations, title insurance policies, and similar data and assurance with respect to title as Lender may deem reasonably necessary either to prosecute any suit or to evidence the true conditions of the title to or the value of the Mortgaged Property to bidders at any sale which may be held in connection with the exercise of Lender’s rights and remedies under the Loan Documents. All expenditures and expenses of the nature mentioned in this Section and such other expenses and fees as may be incurred in the protection of the Mortgaged Property and rents and income therefrom and the maintenance of the lien of this Security Instrument, including the fees of any attorney employed by Lender in any litigation or proceedings affecting this Security Instrument, the Note, the other Loan Documents, or the Mortgaged Property, including bankruptcy proceedings, any foreclosure, or in preparation of the commencement or defense of any proceedings or threatened suit or proceeding, or otherwise in dealing specifically therewith, shall be so much additional Indebtedness and shall be immediately due and payable by Borrower, with interest thereon at the Default Rate until paid.

39.5 Any action taken by Lender pursuant to the provisions of this Section shall comply with the laws of the Property Jurisdiction. Such Applicable Laws shall take precedence over the provisions of this Section, but shall not invalidate or render unenforceable any other provision of any Loan Document that can be construed in a manner consistent with any Applicable Law. If any provision of this Security Instrument shall grant to Lender (including Lender acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of this Security Instrument any powers, rights or remedies prior to, upon, during the continuance of or following an Event of Default that are more limited than the powers, rights, or remedies that would otherwise be vested in such party under any Applicable Law in the absence of said provision, such party shall be vested with the powers, rights, and remedies granted in such Applicable Law to the full extent permitted by law.

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Deed to Secure Debt	Loan No. 123263
Borrower's Initials: SL

40. Appointment of Receiver. Following an Event of Default, the Lender shall be entitled to have a receiver appointed, ex parte, by a court over the Mortgaged Property, without notice and without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Borrower, of any person, firm or other entity liable for the payment of the Indebtedness, and thereupon the receiver may (a) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (b) complete any construction on the Mortgaged Property in such manner and form as Lender deems advisable; (c) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (d) exercise all rights and powers of Borrower with respect to the Mortgaged Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (e) apply the receipts from the Mortgaged Property to the payment of Indebtedness, after deducting therefrom ail expenses (including reasonable Attorneys' Fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of the receiver, its counsel, agents and employees. In the event this Section is inconsistent with any other provision of the Security Instrument, this Section shall supersede any other provisions.

40.1 WAIVER OF BORROWER'S RIGHTS. BY EXECUTION OF THIS SECURITY INSTRUMENT, BORROWER EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF LENDER TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND ANY OTHER INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO LENDER TO SELL THE PROPERTY BY NON-JUDICIAL FORECLOSURE UPON DEFAULT BY BORROWER WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT; (B) WAIVES ANY AND ALL RIGHTS WHICH BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS OF THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY LENDER OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO LENDER, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; AND (C) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF BORROWER HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY BORROWER AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS SECURITY INSTRUMENT IS VALID AND ENFORCEABLE BY LENDER AGAINST BORROWER IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

BORROWER’S INITIALS: SL

40.2 Release. Upon payment of all sums secured by this Mortgage, Lender shall release this Security Instrument. Borrower shall pay any recordation costs unless Georgia law provides otherwise. Lender may charge Borrower a fee for releasing this Security Instrument, but only if the fee is paid to a third party for services rendered and the charging of the fee is permitted under Georgia law.

40.3 Additional Waiver. To the fullest extent permitted by law, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any present or future law providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshaling or forbearance, and Borrower, for Borrower, Borrower’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the fullest extent permitted by law, waives and releases all rights of redemption, valuation, appraisement, stay of execution, reinstatement (including all rights under O.C.G.A. Section 44-14-85), notice of intention to mature or declare due the whole of the Indebtedness, and all rights to a marshaling of assets of Borrower, including the Mortgaged Property.

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Deed to Secure Debt	Loan No. 123263
Borrower's Initials: SL

40.4 Future Advances. This Security Instrument secures future advances.

40.5 Deed to Secure Debt. This conveyance is intended to and shall constitute and be construed as (1) a deed passing fee title to the Mortgaged Property to Lender, and is made under those provisions of the existing laws of the State of Georgia (O.C.G.A. Section 44-14-60 et seq.) relating to conveyances and deeds to secure debt (a/k/a “security deed”), and not a mortgage, and is given to secure the payment and performance of the Indebtedness, and (2) a security agreement pursuant to the provisions of the Uniform Commercial Code of Georgia, Title 11 of the Official Code of Georgia.

40.6 Novation Lender’s acceptance, if any, of an assumption of the obligations of this Security Instrument and the Note, and the release of Borrower pursuant to the Loan Documents, shall not constitute a novation and shall not affect the priority of the lien created by this Security Instrument.

40.7 Dwelling. Borrower represents and warrants to Lender that neither all nor any part of the Mortgaged Property is to be used as a dwelling place by Borrower at the time this Security Instrument is entered into; however, the notice requirements of O.C.G.A. Section 44-14-162.2 shall be applicable to any exercise of the power of sale contained in this Security Instrument.

40.8 Commercial Transaction. The interest of Lender under this Security Instrument and the liability and obligation of Borrower for the Indebtedness arise from a “commercial transaction” within the meaning of O.C.G.A. Section 44-14-260(1). Accordingly, pursuant to O.C.G.A. Section 44-14-263, Borrower waives any and all rights which Borrower may have to notice (other than as may be expressly provided for herein) prior to seizure by Lender of any interest in personal property of Borrower which constitutes part of the Mortgaged Property, whether such seizure is by writ of possession or otherwise.

40.9 Assignment of Rents. This assignment of Rents is to be effective to create a present security interest in existing and future Rents of the Mortgaged Property under Georgia Law.

40.10 Waiver of Right of Offset. No portion of the Indebtedness secured by this Security Instrument shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Borrower may have or claim to have against Lender. Borrower hereby waives, to the fullest extent permitted by Governmental Requirements, the benefits any rights to offset under Georgia and Texas law.

40.11 Statement Related to Fixture Filing. This Security Instrument shall also constitute a “fixture filing” for the purposes of the Uniform Commercial Code upon all OR ANY PORTION OF the Mortgaged Property which is or is to become “fixtures” (as that term is defined in the Uniform Commercial Code), upon being filed for record in the real estate records of the county wherein such fixtures are located, and for such purpose the following information is given:

Name of Debtor:	Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Name of Secured Party:	HouseMax Funding, LLC
Description of the collateral:	565 Mountainview Dr, Covington, Georgia 30016-7187

Description of real estate to which the collateral The real estate is described on Exhibit “A” is attached or upon which it is or will be located to this Security Instrument.

and record owner of such real estate:

Record owner of the real estate (including the name in which such real estate is held for a trust N/A if different from the name of the debtor for purposes of a financing statement):

[SIGNATURES FOLLOW]

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Deed to Secure Debt	Loan No. 123263
Borrower's Initials: SL

IN WITNESS WHEREOF, Borrower has signed and delivered this Security Instrument under seal (where applicable) or has caused this Security Instrument to be signed and delivered by its duly authorized representative under seal (where applicable) as of the date first written above. Where applicable law so provides, Borrower intends that this Security Instrument shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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Deed to Secure Debt	Loan No. 123263
Borrower's Initials: SL

EXHIBIT “A”

LEGAL PROPERTY DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 3 of the 10th District, Newton County, Georgia, being Lot 157, Mountainview Estates Subdivision, Unit Three, as per plat recorded in Plat Book 32, Page 112, in the Office of the Clerk of Superior Court of Newton County, Georgia Records, which plat is incorporated herein by reference and made a part of this description.

Being the same property conveyed to TIRIOS ATLAS ACQUISITION, LLC, a Delaware limited liability company by Limited Warranty Deed from LANDA APP LLC -565 MOUNTAINVIEW DRIVE COVINGTON GA LLC, a Delaware series limited liability company, dated March 6, 2026, recorded on March 20, 2026 as Book 4814, Page 79. Instrument No. D2026-003222.

Derivation, Address and Parcel Numbers are for Informational Purposes Only:

APN: 0047C00000067000

Commonly known as: 565 Mountainview Drive, Covington, GA 30016

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Deed to Secure Debt	Loan No. 123263
Borrower's Initials: SL

COMPLIANCE AGREEMENT

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: September 14, 2026	Property Address: 565 Mountainview Dr, Covington, Georgia 30016-7187

If requested by Lender or an agent for Lender, the undersigned Borrower agrees to fully cooperate and adjust for clerical, typographical, or scriveners errors, including those concerning material terms, that may be present in any or all of the loan documents if deemed necessary or desirable in the reasonable discretion of Lender.

The undersigned Borrower agrees to comply with all above noted requests by Lender or Agent for Lender within 30 days from the date of mailing said requests. Borrower agrees to assume all costs including, by way of illustration and not limitation, actual expenses and legal fees for failing to comply with correction requests in such 30-day time period.

The undersigned Borrower does hereby so agree and covenant in order to assure that the Loan Documents executed this date will conform and be acceptable in the market place in the instance of transfer, sale or conveyance by Lender or its interest in and to said loan documentation.

[SIGNATURES FOLLOW]

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Compliance Agreement	Loan No. 123263

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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Compliance Agreement	Loan No. 123263

HAZARD INSURANCE DISCLOSURE

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: September 14, 2026	Property Address: 565 Mountainview Dr, Covington, Georgia 30016-7187

Borrower shall maintain insurance coverage on any collateral being secured under the Loan during the entire life of the Loan. This insurance coverage, inclusive of any applicable earthquake coverage, must meet minimum requirements set by Lender.

NOTICE: AN INSURANCE POLICY AFFORDING THE MINIMALLY ACCEPTABLE COVERAGE MUST BE KEPT IN FORCE FOR THE TERM OF THE LOAN. SHOULD YOU FAIL EITHER TO MAINTAIN COVERAGE OR TO PAY ANY PREMIUM WHEN DUE AND THE POLICY IS CANCELLED, THE LOAN WILL BE IN DEFAULT UNDER ANY TERMS OF THE LOAN AGREEMENT AND ANY SECURITY INSTRUMENT. AS SUCH, THE LENDER MAY, UPON LEARNING OF THE DEFAULT, OBTAIN INSURANCE AT YOUR EXPENSE TO PROTECT ITS INTEREST IN THE LOAN SECURITY.

Lender shall not, as a condition of receiving, renewing or extending a loan secured by real property:

(a)	Require Borrower to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the real property.

(b)	Require Borrower to acquire, purchase or negotiate any insurance policy covering the real property through a particular insurance company or insurance agent.

(c)

Unreasonably reject an insurance policy furnished by Borrower for the protection of the real property. However, Lender may disapprove the insurance company selected by Borrower for sensible and sufficient reasons, including but not limited to extent of coverage required and the financial soundness and the services of an insurer.

(d)	Require Borrower to purchase any insurance product from the Lender or its affiliate as a condition of the Loan.

Borrower’s choice of insurer or agent will not affect Lender’s credit decision or terms.

[SIGNATURES FOLLOW]

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Hazard Insurance Disclosure	Loan No. 123263

THIS DISCLOSURE IS NEITHER A CONTRACT NOR A COMMITMENT TO LEND.

The undersigned borrower has received, read and approved this Hazard Insurance Disclosure as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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Hazard Insurance Disclosure	Loan No. 123263

ARBITRATION AND WAIVER OF RIGHT TO JURY TRIAL AGREEMENT

THIS ARBITRATION AND WAIVER OF RIGHT TO JURY TRIAL AGREEMENT (“Agreement”) is entered into as of September 14, 2026, and is by and among Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”); Sachin Latawa (“Guarantor”); TIRIOS CORPORATION, a Delaware corporation (“Pledgor”); and HouseMax Funding, LLC, a Texas limited liability company (“Lender”). Borrower, Guarantor, Pledgor, and Lender are collectively referred to herein as “Parties” and individually as a “Party.”

RECITALS

A. Borrower has obtained or will obtain a mortgage loan from Lender as evidenced by that certain Loan and Security Agreement of even date, executed by Borrower (“Loan Agreement”) and that certain Secured Note of even date, executed by Borrower (“Note”), which are secured by the Collateral identified in the Loan Agreement. The Loan Agreement, Note, any Security Instrument, and Security Agreements are collectively referred to herein as the “Loan Documents” which evidence the “Loan.”

B. To further induce Lender to make the Loan, Guarantor has delivered or will deliver to Lender a Guaranty guaranteeing Borrower’s performance on the Loan.

C. All Parties wish to arbitrate any and all disputes among them that may arise out of the Loan.

AGREEMENT

3

NOW, THEREFORE, in consideration of these Recitals and of the Lender agreeing to make the Loan to Borrower, and other valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1. Mutual Agreement To Arbitrate Disputes. The Parties agree that any Claim, as defined below, including, but not limited to claims arising from the origination, documentation, disclosure, servicing, collection or any other aspect of the Loan transaction or arising from or related to this Agreement, shall be resolved exclusively by binding arbitration under the terms of this Agreement. This Agreement shall also be binding on the agents, successors and assigns of the parties and the Loan.

2. Claim Defined.

2.1 “Claim” shall include, any claim arising from or related to the origination, documentation, disclosure, servicing, enforcement, collection, or any other aspect of the Loan transaction, or arising from or related to this Agreement, including, but not be limited, to:

2.1.1. Any claimed wrongdoing, including, but not limited to misrepresentation, negligence, breach of contract, breach of fiduciary duty, unconscionability, fraud in the inducement, rescission, slander of title, breach of the covenant of good faith and fair dealing and unfair business practices.

2.1.2. Any claimed violation of state or federal laws, including, but not limited to consumer credit, truth-in-lending, civil rights, equal opportunity, real estate settlement, housing discrimination laws, fair lending acts, licensing, loan regulation and unfair business practices.

2.2 “Claim” shall not include:

2.2.1. Actions by the Lender to judicially or non-judicially foreclose on the Note and Security Instrument or any Security Agreements for the Loan, to enjoin waste, to collect rents, interpleader actions or actions for a receiver, to recover possession, ejectment or relief from the automatic stay in bankruptcy, or to obtain relief through Governmental Authorities.

2.2.2. Actions for provisional remedies such as a temporary restraining order or preliminary injunction or for a permanent injunction based upon an arbitration award arising from this Agreement.

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Arbitration Agreement	Loan No. 123263

3. ARBITRATION OF DISPUTES. TO THE EXTENT A PRE-DISPUTE WAIVER OF THE RIGHT TO TRIAL BY JURY IS NOT ENFORCEABLE UNDER APPLICABLE LAW, ANY AND ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, THE MAKING, PERFORMANCE, OR INTERPRETATION OF THE LOAN DOCUMENTS, SHALL BE RESOLVED BY BINDING ARBITRATION. UNLESS OTHERWISE AGREED ON, THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE THEN-CURRENT ARBITRATION PROCEDURES SET FORTH UNDER TEXAS LAW. JUDGMENT ON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION SHALL BE HELD BEFORE A SINGLE ARBITRATOR SELECTED AS FOLLOWS: THE DISPUTING PARTIES SHALL, WITHIN TEN (10) BUSINESS DAYS FROM THE DATE ARBITRATION IS REQUESTED BY EITHER PARTY, AGREE UPON AN ARBITRATOR. IF THE PARTIES CANNOT SO AGREE, THEN EACH PARTY, WITHIN FIVE (5) BUSINESS DAYS THEREAFTER, SHALL NAME AN ARBITRATOR WHO SHALL BE AN ATTORNEY LICENSED TO PRACTICE IN TEXAS AND EXPERIENCED AND QUALIFIED IN REAL ESTATE MATTERS OF THE TYPE CONTEMPLATED BY THE LOAN DOCUMENTS OR A RETIRED TEXAS SUPERIOR OR APPELLATE COURT JUDGE OR RETIRED FEDERAL DISTRICT COURT OR MAGISTRATE JUDGE. THOSE TWO NAMED ARBITRATORS SHALL THEN, WITHIN FIVE (5) BUSINESS DAYS, SELECT A THIRD ARBITRATOR WHO SHALL BE QUALIFIED AS DEFINED ABOVE, AND SUCH THIRD ARBITRATOR SHALL BE THE SOLE ARBITRATOR TO HEAR AND DETERMINE THE DISPUTE. IF ANY PARTY HERETO FAILS TO NAME AN ARBITRATOR WITHIN THE TIME LIMIT PROVIDED IN THIS SECTION, THEN THE ARBITRATOR TIMELY NAMED BY THE OTHER PARTY SHALL HEAR AND DECIDE THE DISPUTE. IF THE ARBITRATION IS COMMENCED, THE PARTIES AGREE TO PERMIT DISCOVERY PROCEEDINGS OF THE TYPE PROVIDED UNDER TEXAS LAW BOTH IN ADVANCE OF, AND DURING RECESSES OF, THE ARBITRATION HEARINGS. ALL FACTS AND OTHER INFORMATION RELATING TO ANY ARBITRATION ARISING UNDER THIS DECLARATION SHALL BE KEPT CONFIDENTIAL TO THE FULLEST EXTENT PERMITTED BY LAW. THE DECISION OF THE ARBITRATOR(S) SHALL FOLLOW THE LAW, SHALL BE RENDERED WITHIN TEN (10) BUSINESS DAYS FOLLOWING THE CONCLUSION OF THE ARBITRATION, AND SHALL BE SET FORTH IN A WRITTEN OPINION STATING THE FINDINGS OF FACT OF THE ARBITRATOR(S) AND LEGAL AUTHORITIES THAT ARE THE BASIS OF THE DECISION. THE VENUE FOR ANY SUCH ARBITRATION SHALL BE TRAVIS COUNTY, TEXAS. THE COSTS OF THE ARBITRATOR SHALL BE SPLIT EQUALLY BY THE PARTIES BUT SHALL BE A RECOVERABLE COST FOR THE PARTY PREVAILING IN THE ARBITRATION.

4. ARBITRATION RELATED WAIVER. THE PARTIES HEREBY FREELY WAIVE THE RIGHT TO TRIAL BY JUDGE OR JURY, THE RIGHT TO APPEAL, PRETRIAL DISCOVERY AND APPLICATION OF THE RULES OF EVIDENCE.

5. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, ANY GUARANTOR, ANY PLEDGOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THE LOAN, LENDER EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER BY ENTERING INTO THE LOAN OR ACCEPTING ITS BENEFITS, AS THE CASE MAY BE, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THE LOAN DOCUMENTS.

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Arbitration Agreement	Loan No. 123263

6. Attorney Fees. Borrower and any Guarantor, Pledgor, and Debtor, if any, agree to pay the following costs, expenses, and Attorneys’ Fees paid or incurred by Lender, or adjudged by a court or arbitrator: (a) reasonable costs of collection and costs, expenses, and Attorneys Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys’ Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys’ Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court or arbitrator may adjudge as Attorneys’ Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender in any lawsuit or other dispute shall be entitled to its Attorneys’ Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post-judgment fees, costs, and expenses is separate and several and shall survive the merger of the Loan Documents into any judgment on the Loan Agreement, Note, Guaranty, Security Instrument, or any other Loan Documents.

7. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents, each executed of even date herewith.

8. Loan Agreement. This Agreement is subject to the provisions of the Loan Agreement, which is incorporated herein.

[SIGNATURES FOLLOW]

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Arbitration Agreement	Loan No. 123263

IN WITNESS WHEREOF, the parties have carefully read, fully understand and agree to the above.

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

GUARANTOR:

SACHIN LATAWA

/s/ Sachin Latawa
Sachin Latawa, an individual

PLEDGOR / DEBTOR:

TIRIOS CORPORATION, A DELAWARE CORPORATION

By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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Arbitration Agreement	Loan No. 123263

CONDITIONAL LOAN APPROVAL

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: September 14, 2026	Property Address: 565 Mountainview Dr, Covington, Georgia 30016-7187

Lender has conditionally approved Borrower for a loan in a certain amount as evidenced by the Loan Agreement and other documents executed in connection therewith, collectively, the “Loan Documents” which evidence the “Loan.” This conditional loan approval is subject to the following:

1. No Loan Approval Until Loan Disbursed. Lender has not and will not fully approve the Loan until Lender has deposited funds into an escrow account and has instructed the escrow company to disburse the funds to Borrower directly and/or to third parties on Borrower’s behalf. No oral modification of this condition is valid or effective.

2. Other Conditions. Lender will not fully approve the Loan until other conditions and requirements by Lender not specified in this document have been satisfied to Lender’s satisfaction, in its sole discretion.

[SIGNATURES FOLLOW]

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Conditional Loan Approval	Loan No. 123263

By signing below, I understand and agree to the foregoing and execute this document on the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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Conditional Loan Approval	Loan No. 123263

E.C.O.A. APPRAISAL REPORT DISCLOSURE

(Pursuant to E.C.O.A.)

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: September 14, 2026	Property Address: 565 Mountainview Dr, Covington, Georgia 30016-7187

We may order an appraisal to determine the property’s value and charge you for this appraisal. We will promptly give you a copy of any appraisal, even if your loan does not close.

You can pay for an additional appraisal for your own use at your own cost.

[SIGNATURES FOLLOW]

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Notice of Right to Receive Appraisal Disclosure	Loan No. 123263

By signing below, Borrower acknowledges that Borrower has read and received a copy of this document as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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Notice of Right to Receive Appraisal Disclosure	Loan No. 123263

CERTIFICATION OF NON-OWNER OCCUPANCY AND INDEMNITY

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: September 14, 2026	Property Address: 565 Mountainview Dr, Covington, Georgia 30016-7187 (“Property”)

Borrower certifies and represents to Lender, its agents, employees, successors and assigns the following:

1. I have applied to Lender for a loan in the principal amount of $171,500.00 secured by the Property.

2. The primary collateral securing the loan is property located at 565 Mountainview Dr, Covington, Georgia 30016-7187 (“Primary Collateral”)

3. Lender has stressed to me the importance of knowing whether I occupy or intend to occupy the Property.

4. The Property is not the principal or secondary residence of any party to the Loan including (i) any Borrower, (ii) any Guarantor, (iii) any person holding any equity or other ownership interest in Borrower or any Guarantor, and (iv) any member of the immediate family of the persons identified in (i), (ii) and (iii) above (the parties identified in (ii), (iii) and (iv) above are each a “Borrower-Affiliated Party”).

5. Neither Borrower nor any Borrower-Affiliated Party has any intention of ever making the Property his or her principal or secondary residence, or otherwise occupying the Property at any time.

6. Neither Borrower nor any Borrower-Affiliated Party shall make the Property his or her principal or secondary residence, or otherwise occupy the Property during the term of the Loan, and Borrower shall not permit a Borrower-Affiliated Party to so reside at or occupy the Property.

7. Borrower agrees to hold Lender harmless and agree to defend, indemnify, protect and hold Lender and its agents, officers, contractors, and employees harmless from and against any and all claims asserted or liability established that arises from the falsity of any part of this declaration.

[SIGNATURES FOLLOW]

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Certificate of Non-Owner Occupancy	Loan No. 123263

Borrower declares under penalty of perjury under the laws of the state in which the Property is located that the foregoing is true and correct as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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Certificate of Non-Owner Occupancy	Loan No. 123263

BUSINESS PURPOSE OF LOAN CERTIFICATION

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: September 14, 2026	Property Address: 565 Mountainview Dr, Covington, Georgia 30016-7187

Borrower certifies to Lender and its successors and assigns the following as true and correct:

1. Borrower has applied for and has obtained or may obtain a loan in the principal amount of $171,500.00 (the “Note”) pursuant to the terms of the Loan and Security Agreement of even date herewith (the “Loan Agreement”). The Loan Agreement, and all other documents executed in connection therewith shall be referred to herein as the “Loan Documents” which evidence the “Loan.’

2. Lender has stressed to Borrower the importance of knowing the primary purpose of this Loan. Borrower knows that the legal responsibilities of the Lender vary considerably depending upon whether a loan is a consumer loan, which is for personal, household or family purposes, or a business loan, which is for every other purpose.

3. Borrower has previously represented to Lender and again represents to Lender in this certification, its successors and assigns, that ALL of the purposes of the Loan, exclusive of commissions and loan expenses incurred to obtain the Loan are solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

4. NO part of the proceeds of the Loan are intended to be used for a consumer purpose except as previously disclosed to Lender in writing.

Borrower declares under penalty of perjury under the laws of the state in which the Property is located that the foregoing is true and correct as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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Business Purpose of Loan Certification	Loan No. 123263

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (“Indemnity”) is entered into as of September 14, 2026, by and among Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”); and Sachin Latawa (“Guarantor”) (Borrower and Guarantor are collectively referred to herein as “Indemnitor”); to and for the benefit of HouseMax Funding, LLC, a Texas limited liability company (“Lender”), and its successors, assigns, services, and participants, any party who now or hereafter holds an interest in the Loan described below, and the respective parent, subsidiary, and affiliated corporations of each of the foregoing, and the respective directors, officers, agents, attorneys, and employees of each of the foregoing (each of which shall be referred to in this Indemnity individually as an “Indemnitee” and collectively as the “Indemnitees”).

In consideration of Lender agreeing to make the Loan to Borrower, and other valuable consideration, the receipt and sufficiency of which is acknowledged, the Indemnitor represents, warrants, and agrees as follows:

1. Definitions. The following terms as used in this Indemnity shall have the meaning set forth in this Section.

1.1 “Applicable Law” means any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit holding jurisdiction over the Property (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.2 “Environmental Laws” means any and all present or future laws (whether common law, statute, rule, regulation, or otherwise), permits, and other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Property, for the protection of health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code (“U.S.C.”) 9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. 6901-6992k); the Hazardous Materials Transportation Act (49 U.S.C. 5101-5127); the Federal Water Pollution Control Act (33 U.S.C. 1251-1376); the Clean Air Act (42 U.S.C. 7401-7671q)•, the Toxic Substances Control Act (15 U.S.C. 2601-2692); the Refuse Act (33 U.S.C. 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. 11001-11050); the Safe Drinking Water Act (42 U.S.C. 300f-300j), and all present or future environmental quality or protection laws, statutes or codes or other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Property

1.3 “Governmental Authority” means any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.4 “Hazardous Materials” means any and all (a) substances defined as “hazardous substances,” “hazardous materials, toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code “5101-5127), and in the regulations promulgated under those laws; (b) substances defined as “hazardous wastes” under Environmental Laws and in the regulations promulgated under that law in the State where the Real Property Collateral is located and in the regulations promulgated under that law; (c) substances defined as “hazardous substances” under Environmental Laws in the State where the Real Property Collateral is located; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations 172.101 and amendments); (e) substances defined as “medical wastes” under Environmental Laws in the State where the Real Property Collateral is located; (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance; (i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and (j) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Real Property Collateral or of real property adjacent to it.

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1.5 “Hazardous Material Activity” means any actual storage, holding, use, release (including, without limitation, a release as defined under Applicable Law), emission, discharge, generation, processing, abatement, removal, repair, remediation, closure, site restoration, cleanup or detoxification, disposal, handling, or transportation of any Hazardous Material from, under, in, at, on, or about the Property or the surrounding property, or any other remedial act, activity, or occurrence that causes or would cause such event to exist.

1.6 “Loan” means the loan provided by Lender to Borrower as provided for in the Loan Documents.

1.7 “Loan Documents” means that certain Loan and Security Agreement (“Loan Agreement”), Secured Note (“Note”), any Security Instruments or Security Agreements (as defined in the Loan Agreement) and all attendant loan documents executed in connection therewith.

1.8 “Losses” means any and all losses, liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, costs, and expenses (including, without limitation, the reasonable fees and disbursements of outside legal counsel, accountants, consultants, and experts and the reasonable charges of in-house legal counsel and accountants), and all foreseeable and unforeseeable consequential damages (including, without limitation, costs of any and all investigation, cleanup, removal, remediation, closure, site restoration of any Hazardous Material, or any other remedial acts that are required to be performed on the Property by any Environmental Laws and all legal fees therefor).

1.9 “Property” means the Real Property Collateral identified in the Loan Agreement and further described in the attached Exhibit “A” attached hereto and incorporated herein as fully set forth.

2. Representations and Warranties. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor represents and warrants the following:

2.1 Environmental Law Compliance. Indemnitor and the Property are in compliance with all applicable Environmental Laws relating to the Property and the use of the Property;

2.2 No Hazardous Materials Affecting Property. There are no Hazardous Materials in, on, under, or affecting the Property, except those in compliance with all applicable Environmental Laws, and disclosed to Lender in writing, and there is no asbestos or asbestos-containing construction materials in, on, under, or affecting the Property;

2.3 No Usage of Hazardous Materials in Property. Indemnitor has not engaged in any Hazardous Material Activity at, in, on, under, about, or from the Property except in compliance with all applicable Environmental Laws and as disclosed in writing to Lender;

2.4 No Knowledge of Hazardous Materials. Neither Indemnitor nor any agent, affiliate, tenant, or partner of Indemnitor has received any notice or advice from any Governmental Authority or any source (including third parties) whatsoever with respect to Hazardous Materials in, on, at, under, about, from, or affecting the Property; nor have any of them received a written notice from any other third party alleging the occurrence of any Hazardous Material Activity in violation of any applicable Environmental Laws or demanding payment or contribution for environmental damage or injury to the Property; and Indemnitor has no knowledge of any prior owner or occupant of the Property receiving any such notice or advice;

2.5 No Border Zone Property or Hazardous Waste Property. No portion of the Property contains or is located within Two Thousand (2,000) feet of a site listed on the National Priorities List under CERCLA, any state hazardous waste site list, or any site where there has been a significant disposal of hazardous waste under Applicable Law that could cause the Property to be classified as a hazardous waste property or a border zone property; and

2.6 No Underground Storage/Hazardous Materials. No underground storage tanks or underground Hazardous Materials deposits are located on or under the Property.

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2.7 No Investigation. The Property and Indemnitor are not in violation of any Environmental Laws or subject to any existing, pending, or threatened investigation by any Governmental Authority under any Environmental Laws.

2.8 Required Permits. Indemnitor has not obtained and is not required by any Environmental Laws to obtain any permits or licenses to construct or use the Property or the Improvements (as defined in the Security Instrument).

2.9 No Prior Release. Indemnitor has conducted an appropriate inquiry into previous uses and ownership of the Property, and after such inquiry determined that no Hazardous Materials have been disposed of, transported, or released on or at the Property.

2.10 Adjacent Property. To the best of Indemnitor’s knowledge and belief, after diligent investigation and inquiry, no real property adjoining the Property is being used, or has ever been used at any previous time, for any Hazardous Material Activity, nor is any other real property adjoining the Property affected by Hazardous Materials contamination.

2.11 Not Subject to any Order. No investigation, administrative order, consent order or agreement, litigation, or settlement with respect to Hazardous Materials or Hazardous Materials contamination is proposed, threatened, anticipated, or in existence regarding the Property. The Property is not currently on, and to Indemnitor’s knowledge, after diligent investigation and inquiry, has never been on, any federal or state “Superfund” or “Superlien” list.

2.12 No Notice of Violation. Indemnitor nor, to the best of Indemnitor’s knowledge and belief, after diligent investigation and inquiry, any tenant of any portion of the Property has received any notice from any Governmental Authority regarding any violation of any Environmental Laws.

2.13 Compliant Use. The use that Indemnitor makes and intends to make of the Property shall not result in the disposal or release of any Hazardous Materials on, in, or to the Property.

3. Covenants of Indemnitor. Indemnitor covenants as follows:

3.1 Asbestos Free Property. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, the Property is and shall be kept free of asbestos and asbestos-containing construction materials.

3.2 No Hazardous Materials on Property. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, neither Indemnitor nor any occupant of the Property shall use, transport, store, treat, generate, handle, dispose of, or in any manner deal with Hazardous Materials on, in, at, about, or from the Property, except in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations, including Environmental Laws, and as disclosed in writing to Lender; nor shall Indemnitor or any occupant cause the Property to become subject to regulation as a hazardous waste treatment, storage, or disposal facility under any Environmental Law.

3.3 Compliance with Environmental Laws. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor shall comply with, and ensure compliance by all occupants, business invitees and other authorized or unauthorized persons on the premises, of the Property with, all Environmental Laws and shall keep the Property free and clear of any liens imposed pursuant to any Environmental Laws.

3.4 Notify Lender of Hazardous Materials on Property. In the event that Indemnitor receives any notice or advice from any Governmental Authority or any source whatsoever with respect to Hazardous Materials in, on, under, from, or affecting the Property, Indemnitor shall immediately notify Lender, in writing.

3.5 No Underground Storage Tanks on Property. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor shall not allow to exist on, under, or about the Property any underground storage tanks or underground Hazardous Materials deposits.

3.6 Discovery of Hazardous Materials on Property. If at any time Hazardous Materials are discovered in, on, under, or about the Property that do not comply with the provisions herein, Indemnitor shall immediately inform Lender, in writing, of such and Indemnitor’s proposed remedial program, and Indemnitor shall remove such Hazardous Materials from the Property or the groundwater underlying the Property or remediate the same in accordance with all requirements of the appropriate governmental entities. All remedial work shall be conducted and completed promptly, at Indemnitor’s sole cost and expense, by a contractor or contractors approved by Lender.

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3.7 Environmental Site Assessment. Indemnitor, at its sole expense, shall (i) perform any environmental site assessment or other investigation of environmental conditions in connection with the Property (including, without limitation, sampling, testing, and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid, or gas), pursuant to Lender’s written request upon Lender’s reasonable belief that the Property is not in full compliance with Environmental Laws or Permits; and (ii) if requested by Lender, share all reports, results, and correspondence related to such assessments or investigations with Lender. Indemnitor agrees to have any written reports structured to allow Lender (and any other party designated by Lender) to rely on such reports.

3.8 Lender’s Right to Enter Property; SamDles of Property; Payment by Indemnitor if violation of Environmental Laws. Indemnitee has the right, but not the obligation, after reasonable prior notice to Indemnitor (except in case of an emergency, when no prior notice shall be required) to enter upon the Property at all reasonable times to assess the environmental condition of the Property, including, without limitation, to conduct any environmental assessment or audit (the scope of which shall be determined in Indemnitee’s sole discretion) and to take samples of soil, groundwater or other water, air quality, and building materials, and to conduct other invasive testing. Such assessment or audit shall be conducted in such a manner to minimize interference with the conduct of business at the Property. Indemnitor agrees to reasonably cooperate in connection therewith. If any such undertaking discloses that a violation of, or a liability under, any Environmental Law exists, or if such undertaking was required or prescribed by any Environmental Law or Governmental Authority, or if the inspection is performed while an Event of Default exists under any of the Loan Documents, then Indemnitor shall pay all reasonable costs and expenses incurred in connection with such undertaking; otherwise, the costs and expenses of such undertaking shall be paid by Indemnitee.

4. Indemnification From Indemnitor.

4.1 Indemnification. To the fullest extent permitted by law, Indemnitor agrees to indemnify, defend, protect, and hold harmless the Indemnitees from and against any and all Losses suffered, imposed on, or incurred by such Indemnitee or asserted against such Indemnitee arising out of or as a result of any of the following:

4.1.1. Any breach of the representations, warranties, and covenants made by Indemnitor in this Indemnity;

4.1.2. Any investigation, inquiry, order, hearing, action, or other proceeding by or before any Governmental Authority in connection with any Hazardous Material Activity;

4.1.3. Any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any occurrence or violation described above; or

4.1.4. Any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnitee that directly or indirectly relates to, arises from, or is based on any of the matters described above, or any allegation of any such matters.

5. Condition to Loan. Borrower acknowledges and agrees that Lender has made it a condition of making the Loan to Borrower that this Indemnity be executed and delivered by the Indemnitor in order to protect the Indemnitees from such liabilities, costs, and expenses as set forth in this Indemnity.

6. Survival of Obligations. The rights of each Indemnitee under this Indemnity shall be in addition to any other rights and remedies of such Indemnitee against any Indemnitor under any other document or instrument now or hereafter executed by such Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any of such rights. Each Indemnitor agrees that it shall have no right of contribution (including, without limitation, any right of contribution under CERCLA) or subrogation against any other Indemnitor under this Indemnity unless and until all obligations of such Indemnitor have been satisfied in full. Each Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth in this Indemnity is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution such Indemnitor may have shall be junior and subordinate to the rights of each Indemnitee against each Indemnitor under this Indemnity.

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7. Interest. All obligations of the Indemnitor under this Indemnity shall be payable on demand, and any amount due and payable under this Indemnity to any Indemnitee by any Indemnitor that is not paid within thirty (30) days after written demand for it from an Indemnitee with an explanation of the amounts demanded shall bear interest from the date of such demand until paid at the default rate identified in the Note.

8. Payment of Costs and Expenses. The Indemnitor shall pay to each Indemnitee all costs and expenses (including, without limitation, the reasonable fees and disbursements of any Indemnitee’s outside legal counsel and the reasonable charges of any Indemnitee’s in-house legal counsel) incurred by such Indemnitee in connection with, or the enforcement of, this Indemnity.

9. Binding on Successors; Joint and Several Liability. This Indemnity shall be binding upon each Indemnitor, its heirs, representatives, administrators, executors, successors, and assigns and shall inure to the benefit of and shall be enforceable by each Indemnitee, its successors, endorsees, and assigns (including, without limitation, any entity to which the Lender assigns or sells all or any portion of its interest in the Loan). Any married person executing this Indemnity agrees that recourse may be had against community assets and against such person’s separate property for the satisfaction of all obligations. If this Indemnity is executed by more than one person or entity, the liability of each such person and entity shall be the joint and several obligations of each of them.

10. Governing Law: Consent to Jurisdiction and Venue. This Agreement is made by Lender and accepted by Indemnitor in the State of Texas except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Property under the Loan Documents shall be governed by and construed according to the laws of the state in which each Property is situated. To the fullest extent permitted by the law of the state in which each Property is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender’s rights with respect to such security interest created in the state in which each Property is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender’s rights against the Real Property Collateral, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Indemnitor submits to personal jurisdiction in that forum for any and all purposes. Indemnitor waives any right Indemnitor may have to assert the doctrine of forum non conveniens or to object to such venue.

INDEMNITOR’S INITIALS: SL

11. CHOICE OF FORUM. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO EXTEND CREDIT TO INDEMNITOR, INDEMNITOR AGREES THAT ANY ACTION, SUIT, OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS INDEMNITY, ITS VALIDITY, OR PERFORMANCE, WITHOUT LIMITATION ON THE ABILITY OF LENDER, ITS SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE ENFORCEMENT OF THIS INDEMNITY, MAY BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS. LENDER AND INDEMNITOR EACH CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY STATE COURT SITTING IN THE CITY OR COUNTY IN WHICH THE PROPERTY IS LOCATED, OR THE COUNTY IN WHICH NOTICE SHALL BE SENT TO LENDER PURSUANT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AS DIRECTED BY LENDER, OR ANY UNITED STATES OF AMERICA COURT SITTING IN TEXAS HAVING JURISDICTION OVER THE SUBJECT MATTER AND EACH CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO INDEMNITOR AND LENDER AT THEIR RESPECTIVE ADDRESSES AS SET FORTH BELOW (OR SUCH OTHER ADDRESS AS A PARTY MAY FROM TIME TO TIME DESIGNATE FOR ITSELF BY NOTICE TO THE OTHER PARTY) OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. INDEMNITOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THIS INDEMNITY, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

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Environmental Indemnity Agreement	Loan No. 123263

12. Provisions Severable. Every provision of this Indemnity is intended to be severable. If any provision of this Indemnity or the application of any provision to any party or circumstance is declared to be illegal, invalid, or unenforceable for any reason by a court of competent jurisdiction, such invalidity shall not affect the balance of the terms and provisions of this Indemnity or the application of the provision in question to any other party or circumstance, all of which shall continue in full force and effect.

13. No Waiver. No failure or delay on the part of any Indemnitee to exercise any power, right, or privilege under this Indemnity shall impair any such power, right, or privilege, or be construed to be a waiver of any default or an acquiescence in such failure or delay, nor shall any single or partial exercise of such power, right, or privilege preclude other or further exercise of that or any other right, power, or privilege. No provision of this Indemnity may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

14. Counterparts; Section Captions. This Indemnity may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Indemnity with the same effect as if all parties had signed the same signature page. Any signature page of this Indemnity may be detached from any counterpart of this Indemnity and reattached to any other counterpart of this Indemnity identical in form but having attached to it one or more additional signature pages. Captions in sections are included for convenience only. They are not to be utilized in interpreting this Indemnity.

15. Confirmation of Authority. The Indemnitor (and their representatives, executing below) have full power, authority, and legal right to execute this Indemnity and to perform all of their obligations under this Indemnity.

16. Gender. As used in this Indemnity, the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

17. Merger. All prior understandings, representations, and agreements with respect to this Indemnity are merged into this Indemnity, which alone fully and completely expresses the agreement of the parties.

18. Loan Agreement. This Agreement is subject to the provisions of the Loan Agreement, which is incorporated herein.

19. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents.

[SIGNATURES FOLLOW]

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Environmental Indemnity Agreement	Loan No. 123263

INDEMNITOR:

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

GUARANTOR:

SACHIN LATAWA

/s/ Sachin Latawa
Sachin Latawa, an individual

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Environmental Indemnity Agreement	Loan No. 123263

EXHIBIT “A”

REAL PROPERTY DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 3 of the 10th District, Newton County, Georgia, being Lot 157, Mountainview Estates Subdivision, Unit Three, as per plat recorded in Plat Book 32, Page 112, in the Office of the Clerk of Superior Court of Newton County, Georgia Records, which plat is incorporated herein by reference and made a part of this description.

Being the same property conveyed to TIRIOS ATLAS ACQUISITION, LLC, a Delaware limited liability company by Limited Warranty Deed from LANDA APP LLC -565 MOUNTAINVIEW DRIVE COVINGTON GA LLC, a Delaware series limited liability company, dated March 6, 2026, recorded on March 20, 2026 as Book 4814, Page 79. Instrument No. D2026-003222.

Derivation, Address and Parcel Numbers are for Informational Purposes Only:

APN: 0047C00000067000

Commonly known as: 565 Mountainview Drive, Covington, GA 30016

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Environmental Indemnity Agreement	Loan No. 123263

ENTITY CERTIFICATE

TO:               HouseMax Funding, LLC, a Texas limited liability company (“Lender”).

The undersigned, being all of the owners of Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (the “Company”), hereby certify(ies) to Lender as follows:

1. The Company is duly formed and validly existing under the laws of the state in which it was formed, and if the state of formation is not the same as the state in which the Property is located, the Company has been duly registered within the state in which the Property is located, as required by Applicable Law.

2. A true and complete copy of the documents that serve as evidence of the Company formation and that govern the operation of the Company and all amendments thereto (collectively, the “Entity Documents”) have been provided to Lender. The Entity Documents are in full force and effect, duly adopted, and have not been altered, amended, canceled, extended, modified, superseded, supplemented or terminated. Additionally, Company shall not in any way modify the Entity Documents during the course of the Loan. Modification of the Entity Documents without the Lender’s written prior written consent shall constitute an Event of Default as fully described in the Loan Documents, and Lender shall exercise any and all rights available under said Loan Documents.

3. Lender has agreed to extend a loan (the “Loan”) in the amount of One Hundred Seventy-One Thousand Five Hundred and 00/100 Dollars ($171,500.00). The Loan is to be made in accordance with the terms of the Note, Security Instrument, and all other attendant documents executed in connection therewith (the “Loan Documents”).

4. TIRIOS CORPORATION, a Delaware corporation has been duly appointed or elected as the Managing Member of the Company (“Authorized Person”), and, acting alone, shall have the full power and authority, in the name and on behalf of the Company, to:

a. execute and deliver to Lender any and all Loan Documents, including without limitation notes, deeds of trust, mortgages, assignments, security agreements, financing statements, indemnities, certificates, guarantees, pledges, subordinations, estoppels, and agreements, and any renewals, extensions, modifications and amendments thereto, all on such terms, in such amounts, and at such interest rates as may be acceptable to Authorized Person, its execution of such documents or instruments to be conclusive proof of its approval thereof;

b. appoint one or more persons to deliver the items identified above to Lender on behalf of the Company.

5. The matters contained herein are intended as a specific identification of certain powers and authority, and shall not be construed as a limitation on any powers or authority now or hereafter conferred on Authorized Person or the Company.

6. The authority given hereunder shall be deemed retroactive, and any and all acts authorized hereunder and previously performed are hereby ratified and affirmed.

7. Unless and until Lender receives written notice to the contrary delivered pursuant to the notice provisions of the Loan Agreement, Lender may rely on the acts and signature of Authorized Person as being the valid and binding acts and signature of the Company.

8. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Agreement or the Security Instrument, each executed of even date herewith.

[SIGNATURES FOLLOW]

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Entity Certificate for Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company Loan No. 123263

Date: September 14, 2026

OWNERS:

TIRIOS CORPORATION, A DELAWARE CORPORATION

By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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Entity Certificate for Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company Loan No. 123263

ENTITY CERTIFICATE

TO:               HouseMax Funding, LLC, a Texas limited liability company (“Lender”).

The undersigned, being all of the owners of TIRIOS CORPORATION, a Delaware corporation (the “Company”), hereby certify(ies) to Lender as follows:

1. The Company is duly formed and validly existing under the laws of the state in which it was formed, and if the state of formation is not the same as the state in which the Property is located, the Company has been duly registered within the state in which the Property is located, as required by Applicable Law.

2. A true and complete copy of the documents that serve as evidence of the Company formation and that govern the operation of the Company and all amendments thereto (collectively, the “Entity Documents”) have been provided to Lender. The Entity Documents are in full force and effect, duly adopted, and have not been altered, amended, canceled, extended, modified, superseded, supplemented or terminated. Additionally, Company shall not in any way modify the Entity Documents during the course of the Loan. Modification of the Entity Documents without the Lender’s written prior written consent shall constitute an Event of Default as fully described in the Loan Documents, and Lender shall exercise any and all rights available under said Loan Documents.

3. Lender has agreed to extend a loan (the “Loan”) in the amount of One Hundred Seventy-One Thousand Five Hundred and 00/100 Dollars ($171,500.00). The Loan is to be made in accordance with the terms of the Note, Security Instrument, and all other attendant documents executed in connection therewith (the “Loan Documents”).

4. Sachin Latawa has been duly appointed or elected as the President, Secretary of the Company (“Authorized Person”), and, acting alone, shall have the full power and authority, in the name and on behalf of the Company, to:

a. execute and deliver to Lender any and all Loan Documents, including without limitation notes, deeds of trust, mortgages, assignments, security agreements, financing statements, indemnities, certificates, guarantees, pledges, subordinations, estoppels, and agreements, and any renewals, extensions, modifications and amendments thereto, all on such terms, in such amounts, and at such interest rates as may be acceptable to Authorized Person, its execution of such documents or instruments to be conclusive proof of its approval thereof;

b. appoint one or more persons to deliver the items identified above to Lender on behalf of the Company.

5. The matters contained herein are intended as a specific identification of certain powers and authority, and shall not be construed as a limitation on any powers or authority now or hereafter conferred on Authorized Person or the Company.

6. The authority given hereunder shall be deemed retroactive, and any and all acts authorized hereunder and previously performed are hereby ratified and affirmed.

7. Unless and until Lender receives written notice to the contrary delivered pursuant to the notice provisions of the Loan Agreement, Lender may rely on the acts and signature of Authorized Person as being the valid and binding acts and signature of the Company.

8. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Agreement or the Security Instrument, each executed of even date herewith.

[SIGNATURES FOLLOW]

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Entity Certificate for TIRIOS CORPORATION, a Delaware corporation Loan No. 123263

Date: September 14, 2026

OWNERS:

SACHIN LATAWA

/s/ Sachin Latawa
Sachin Latawa, an individual

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Entity Certificate for TIRIOS CORPORATION, a Delaware corporation Loan No. 123263

ANTI-MONEY LAUNDERING DECLARATION

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: Tirios Propco Series LLC 565 Mountainview, a Series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: September 14, 2026	Property Address: 565 Mountainview Dr, Covington, Georgia 30016-7187

The Loan Agreement in addition to this Declaration requires that you affirm and declare that you and the source of all funds related to any and all payments made to Lender and any and all payments made in relation to the Loan are fully compliant with all applicable rules, regulations, opinions, and releases set forth by the U.S. Department of Treasury (“Treasury”), the Financial Crimes Enforcement Network (“FinCen”), the Internal Revenue Service (“IRS”) and the Office of Foreign Asset Control (“OFAC”).

NOTICE TO BORROWER:

Borrower attests to and affirms the following:

1. All funds paid in relation to this Loan, including, but not limited to, any deposits, fees, and any payments to be made to Lender under the Note shall be made with lawfully sourced funds which were/are deposited in a depository institution insured by a Federal or state agency located in the United States of America.

2. Borrower, its principals, subsidiaries, agents, and assigns are not subject to any inquiries, investigations, administrative hearings, and/or sanctions set forth by OFAC, Treasury, IRS, FinCen or other applicable Federal or state government agency as it pertains to money-laundering and/or tax fraud.

3. Borrower understands that any violation of the representations made in this Declaration by Borrower may be deemed an Event of Default under the Loan Agreement, Note, Security Instrument, and any other Loan Documents, and Lender may elect, in its absolute discretion, to accelerate the Loan and declare all outstanding amounts owing under the Loan Agreement, Note, Security Instrument, and other Loan Documents immediately due and payable.

4. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Loan Documents.

I acknowledge receipt of the above and certify my full understanding of all of the terms and conditions of the Loan Agreement, Note, Security Instrument and other Loan Documents, including this Declaration as of the date set forth above.

[SIGNATURES FOLLOW]

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Anti-Money Laundering Declaration	Loan No. 123263

BORROWER:

TIRIOS PROPCO SERIES LLC 565 MOUNTAINVIEW, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By:	TIRIOS CORPORATION, a Delaware corporation, Managing Member

	By:	/s/ Sachin Latawa
Sachin Latawa, President, Secretary

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Anti-Money Laundering Declaration	Loan No. 123263